Exhibit 10.2

Execution Version

Secured Loan Agreement

Dated                        7 April 2015

(1)                                          Genco Commodus Limited
Genco Maximus Limited
Genco Claudius Limited
Genco Hunter Limited
Genco Warrior Limited
(each as Original Borrower)

(2)                                          The Financial Institutions
listed in Schedule 1
(as Original Lenders)

(3)                                          ABN AMRO Capital USA LLC
(as Arranger)

(4)                                          ABN AMRO Capital USA LLC
(as Agent)

(5)                                          ABN AMRO Capital USA LLC
(as Security Agent)

Contents

		Page

Section 1	Interpretation	1

1	Definitions and Interpretation	1

Section 2	The Loan	27

2	The Loan	27

3	Purposes	29

4	Conditions of Utilisation	29

Section 3	Utilisation	32

5	Advance	32

Section 4	Repayment, Prepayment and Cancellation	33

6	Repayment	33

7	Illegality, Prepayment and Cancellation	34

Section 5	Costs of Utilisation	37

8	Interest	37

9	Interest Periods	37

10	Changes to the Calculation of Interest	38

11	Fees	39

Section 6	Additional Payment Obligations	40

12	Tax Gross Up and Indemnities	40

13	Increased Costs	45

14	Other Indemnities	46

15	Mitigation by the Lenders	49

16	Costs and Expenses	49

Section 7	Security and Application of Moneys	50

17	Security Documents and Application of Moneys	50

Section 8	Representations, Undertakings and Events of Default	55

18	Representations	55

19	Information Undertakings	60

20	Financial Covenants	64

21	General Undertakings	65

22	Events of Default	71

Section 9	Changes to Parties	77

23	Changes to the Lenders	77

24	Changes to the Security Parties	81

Section 10	The Finance Parties	83

25	Role of the Agent, the Security Agent and the Arranger	83

26	Conduct of Business by the Finance Parties	94

27	Sharing among the Finance Parties	94

Section 11	Administration	96

28	Payment Mechanics	96

29	Set-Off	100

30	Notices	100

31	Calculations and Certificates	102

32	Partial Invalidity	102

33	Remedies and Waivers	102

34	Amendments and Waivers	103

35	Confidentiality	107

36	Disclosure of Lender Details by Agent	111

37	Counterparts	113

38	Joint and Several Liability	113

Section 12	Governing Law and Enforcement	115

39	Governing Law	115

40	Enforcement	115

Schedule 1	The Original Lenders	116
	Part I The Original Lenders	116

Schedule 2	Part I Conditions Precedent	117
	Part II Conditions Subsequent	120
	Part III Conditions precedent in respect of an Increase Request	122
	Part IV Conditions subsequent in respect of an Increase Request	127

Loan Agreement

Dated        7 April 2015

Between:

(1)                                          Genco Commodus Limited, a company incorporated under the law of the Marshall Islands, with registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH 96960; Genco Maximus Limited, a company incorporated under the law of the Marshall Islands, with registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH 96960; Genco Claudius Limited, a company incorporated under the law of the Marshall Islands, with registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH 96960; Genco Hunter Limited, a company incorporated under the law of the Marshall Islands, with registered office at the Marshall Islands, with registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH 96960; and Genco Warrior Limited, a company incorporated under the law of the Marshall Islands, with registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH 96960 (together the “Original Borrowers” and each a “Original Borrower”) jointly and severally; and

(2)                                          The Financial Institutions listed in Schedule 1 (The Original Lenders), each acting through its Facility Office (together the “Original Lenders” and each an “Original Lender”); and

(3)                                          ABN AMRO Capital USA LLC, acting as arranger through its office at 100 Park Avenue, 17th Floor, New York, NY 10017, USA (in that capacity, the “Arranger”); and

(4)                                          ABN AMRO Capital USA LLC, acting as agent through its office at 100 Park Avenue, 17th Floor, New York, NY 10017, USA (in that capacity, the “Agent”); and

(5)                                          ABN AMRO Capital USA LLC, acting as security agent through its office at 100 Park Avenue, 17th Floor, New York, NY 10017, USA (in that capacity, the “Security Agent”).

It is agreed as follows:

Section 1                                             Interpretation

1                                                  Definitions and Interpretation

1.1                                        Definitions In this Agreement:

“Acceptable Bank” means a bank or financial institution which has a rating for its long-term unsecured and non-credit-enhanced debt obligations of A- or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or A3 or higher by Moody’s Investors Service Limited or a comparable rating from an internationally recognised credit rating agency.

“Accession Deed” means a document substantially in the form set out in Schedule 7 (Form of Accession Deed).

“Account Control Agreements” means the account control agreements between the Borrowers (or any of them), the Account Holder, and the Security Agent which are referred to in Clause 17.1.4 (Security Documents) and “Account Control Agreement” means any one of them.

“Account Holder” means Nordea Bank Finland plc acting through its New York branch or any other bank or financial institution which at any time, with the Security Agent’s prior written consent, holds the Earnings Accounts.

“Accounts” means the Earnings Accounts.

“Account Charge” means the deed of charge or account pledge agreement (as applicable) referred to in Clause 17.1.4 (Security Documents).

“Additional Borrower” means a company which becomes an Additional Borrower in accordance with Clause 24.2 (Additional Borrowers).

“Additional Vessels” means the following vessels, and everything now or in the future belonging to them on board and ashore, registered under the respective flags set out below in the ownership of the respective owners set out below and each Purchased Vessel and “Additional Vessel” means any one of them:

Name of Additional Vessel	Flag	Owner	IMO Number
GENCO CONSTANTINE	Hong Kong	Genco Constantine Limited	9361251
GENCO AUGUSTUS	Hong Kong	Genco Augusted Limited	9361249
GENCO LONDON	Hong Kong	Genco London Limited	9430038
GENCO TITUS	Hong Kong	Genco Titus Limited	9410959
GENCO TIBERIUS	Hong Kong	Genco Tiberius Limited	9331555
GENCO HADRIAN	Marshall Islands	Genco Hadrian Limited	9422067
GENCO PREDATOR	Marshall Islands	Genco Predator Limited	9316165
GENCO CAVALIER	Marshall Islands	Genco Cavalier LLC	9345817

“Administration” has the meaning given to it in paragraph 1.1.3 of the ISM Code.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Annex VI” means Annex VI (Regulations for the Prevention of Air Pollution from Ships) to the International Convention for the Prevention of Pollution from Ships 1973 (as modified in 1978 and 1997).

“Approved Shipbroker” means each of Clarksons, Fearnleys, Simpson Spence Young, Maersk Brokers and any other reputable, independent and first class firm of ship brokers acceptable to the Agent (acting reasonably).

“Approved Flag” means the flag of Hong Kong, the flag of the Marshall Islands and any other flag that may be approved by the Agent (acting reasonably) upon the Borrowers’ request.

“Assignments” means all the forms of assignment referred to in Clause 17.1.2 (Security Documents).

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 6 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Availability Period” means the period from and including the date of this Agreement to and including 31 December 2019.

“Borrower” means an Original Borrower or an Additional Borrower.

“Break Costs” means the amount (if any) by which:

(a)                                          the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Drawing or an Unpaid Sum to the last day of the current Interest Period in respect of that Drawing or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)                                          the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London and New York.

“Cash Equivalents” means (i) securities issued or directly and fully guaranteed or insured by the USA or any agency or instrumentality thereof (provided that the full faith and credit of the USA is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having capital, surplus and undivided profits aggregating in excess of $200,000,000, with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the USA rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s and in each case maturing not more than one year after the date of acquisition by such Person, and (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in (i) through (iv) above.

“Change of Control” means:

(A)                                       in respect of a Guarantor, any time during which and for any reason:

(a)                                         there is a sale, lease or transfer of all or substantially all of the Guarantor’s assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act); or

(b)                                         there is a liquidation or dissolution of the Guarantor; or

(c)                                          there is a replacement of a majority of the directors on the board of directors of the Guarantor over a two-year period from the directors who constituted the board of directors of the Guarantor at the beginning of such period and such replacement has not been approved by a vote of at least a majority of the board of directors of the Guarantor then still in office who either were members of such board of directors at the beginning of such period or whose election as a member of such board of directors was previously so approved; or

(d)                                         there is a “change of control” or similar event (however described) in any documentation related to any Financial Indebtedness of the Guarantor or the Group or any member of the Group; or

(e)                                          any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than one or more of the Permitted Holders that at any time becomes the owner, directly or indirectly, beneficially or of record, of shares representing more than thirty per cent of the outstanding voting or economic equity interests of the Guarantor; and

(B)                                       in respect of a Borrower, any time during which and for any reason, the Guarantor fails to own, directly or indirectly, one hundred per cent of the capital stock or other equity interests of that Borrower.

“Charged Property” means all of the assets of the Security Parties which from time to time are, or are expressed to be, the subject of the Security Documents.

“Chargor” means Genco Shipping & Trading Limited, a company incorporated under the laws of the Marshall Islands with its principal place of business at 299 Park Avenue, 12th Floor, New York, New York 10171.

“Charters” means any charter of a duration of more than 18 months (including extension options) on the terms and subject to the conditions of which the Borrowers respectively may charter the Vessels to a charterer and “Charter” means any one of them.

“Code” means the US Internal Revenue Code of 1986.

“Commercial Manager” means Genco Shipping & Trading Limited, a company incorporated under the laws of the Marshall Islands with principal place of business at 299 Park Avenue, 12th Floor, New York, New York 10171.

“Commitment” means:

(a)                                          in relation to an Original Lender, the amount set opposite its name under the heading “Commitment” in Schedule 1 (The Original Lenders) and the amount of any other Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase); and

(b)                                          in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.

“Commitment Fee” means the commitment fee to be paid by the Borrowers to the Agent under Clause 11.1 (Commitment Fee).

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate).

“Confidential Information” means all information relating to any Security Party, the Finance Documents or the Loan of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Loan from either:

(a)                                          any Security Party or any of its advisers; or

(b)                                          another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any Security Party or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)                                             is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 35 (Confidentiality); or

(ii)                                          is identified in writing at the time of delivery as non-confidential by any Security Party or any of its advisers; or

(iii)                                       is known by that Finance Party before the date the information is disclosed to it in accordance with (a) or (b) or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with any Security Party and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the Loan Market Association at the relevant time

“Consolidated Net Worth” means the Net Worth of the Guarantor and its Subsidiaries determined on a consolidated basis in accordance with GAAP (and including for this purpose the Guarantor’s investment in Baltic Trading Limited) after appropriate deduction for any minority interest in Subsidiaries provided that for all purposes of this definition Baltic Trading Limited and its Subsidiaries shall be excluded as long as the Guarantor does not own more than 50% of the economic interests in Baltic Trading Limited.

“Contingent Obligation” means, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Financial Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefore, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business and any products warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if the less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Cost of Funds Rate” means the rate per annum determined by the Agent at which U.S. dollar deposits, loans or advances of an amount comparable to the amount of the respective Loan and for a period comparable to the relevant Interest Period are offered to the Agent in such market or from such other funding source (including, without limitation, the Agent’s Affiliates) as the Agent shall select from time to time in its sole discretion at or about 11:00 a.m. (New York City time) on the date of the commencement of each Interest Period or, if so selected by the Agent, on the first or second Business Day prior to such commencement, such rate to be increased to reflect all market, liquidity and regulatory conditions which the Agent deems applicable from time to time and to remain in effect for the entire Interest Period, provided that such rate is not necessarily limited to the actual cost to the Agent to fund the specific required Loan and may exceed the Agent’s and its Affiliates’ actual cost of borrowing in the interbank market or other markets in which the Agent or its Affiliates may obtain funds from time to time for amounts similar to the amount of the requested Loan.

“CTA” means the Corporation Tax Act 2009.

“Debt Service Reserve” means:

(a)                                         for the period from 7 April 2015 up to and including 7 April 2016, a minimum amount of $3,200,000; and

(b)                                         at any other time, a minimum amount of $1,600,000,

in each case reserved for use only towards payment for any shortfall in Earnings, provided always that the amount required shall be increased pro rata with each increase in the Commitments in accordance with Clause 2.2 (Increase).

“Deeds of Covenants” means the deeds of covenants referred to in Clause 17.1.1 (Security Documents).

“Default” means an Event of Default or any event or circumstance which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Defaulting Lender” means any Lender:

(a)                                          which has failed to make its participation in a Drawing available (or has notified the Agent or the Borrowers (which have notified the Agent) that it will not make its participation in a Drawing available) by the relevant Drawdown Date in accordance with Clause 5.3 (Lenders’ participation);

(b)                                          which has otherwise rescinded or repudiated a Finance Document; or

(c)                                           with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of (a):

(i)                                             its failure to pay is caused by:

(A)                                        administrative or technical error; or

(B)                                        a Disruption Event; and

payment is made within three Business Days of its due date; or

(ii)                                          the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

“Disruption Event” means either or both of:

(a)                                          a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Loan (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)                                          the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)                                              from performing its payment obligations under the Finance Documents; or

(ii)                                           from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“DOC” means, in relation to the ISM Company, a valid Document of Compliance issued for the ISM Company by the Administration under paragraph 13.2 of the ISM Code.

“Drawdown Date” means the date on which the relevant Drawing is advanced under Clause 5 (Advance).

“Drawdown Request” means a notice substantially in the form set out in Schedule 3 (Drawdown Request).

“Drawing” means any one amount advanced or to be advanced pursuant to a Drawdown Request or, where the context permits, the amount advanced and for the time being outstanding and “Drawings” means more than one of them.

“Earnings” means all hires, freights, pool income and other sums payable to or for the account of a Borrower in respect of a Vessel including (without limitation) all remuneration for salvage and towage services, demurrage and detention moneys, contributions in general average, compensation in respect of any requisition for hire, and damages and other payments (whether awarded by any court or arbitral tribunal or by agreement or otherwise) for breach, termination or variation of any contract for the operation, employment or use of a Vessel.

“Earnings Account” means the bank account to be opened in the name of each Borrower with the Account Holder and designated “[Name of Borrower] — Earnings Account” and “Earnings Accounts” means more than one of them.

“Encumbrance” means a mortgage, charge, assignment, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Environmental Approval” means any present or future permit, ruling, variance or other Authorisation required under Environmental Laws.

“Environmental Claim” means any claim, proceeding, formal notice or investigation by any governmental, judicial or regulatory authority or any other person which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law and, for this purpose, “claim” includes a claim for damages, compensation, contribution, injury, fines, losses and penalties or any other payment of any kind, including in relation to clean-up and removal, whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset.

“Environmental Incident” means:

(a)                                          any release, emission, spill or discharge into a Vessel or into or upon the air, sea, land or soils (including the seabed) or surface water of Environmentally Sensitive Material within or from a Vessel; or

(b)                                          any incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water from a vessel other than a Vessel and which involves a collision between a Vessel and such other vessel or some other incident of navigation or operation, in either case, in connection with which a Vessel is actually or potentially liable to be arrested, attached, detained or injuncted and/or a Vessel and/or any Security Party and/or any operator or manager of a Vessel is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)                                           any other incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water otherwise than from a Vessel and in connection with which a Vessel is actually or potentially liable to be arrested and/or where any Security Party and/or any operator or manager of a Vessel is at fault or allegedly at fault or otherwise liable to any legal or administrative action, other than in accordance with an Environmental Approval.

“Environmental Law” means any present or future law or regulation relating to pollution or protection of human health or the environment, to conditions in the workplace, to the carriage, generation, handling, storage, use, release or spillage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material.

“Environmentally Sensitive Material” means and includes all contaminants, oil, oil products, toxic substances and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous.

“Event of Default” means any event or circumstance specified as such in Clause 22 (Events of Default).

“Facility Office” means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“Facility Period” means the period beginning on the date of this Agreement and ending on the date when the whole of the Indebtedness has been paid in full and the Security Parties have ceased to be under any further actual or contingent liability to the Finance Parties under or in connection with the Finance Documents.

“Fair Market Value” means the market value of a Fleet Vessel (other than a Vessel) calculated in accordance with Clause 17.15 (Fleet Vessels).

“FATCA” means:

(a)                                          sections 1471 to 1474 of the Code or any associated regulations;

(b)                                          any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in (a); or

(c)                                           any agreement pursuant to the implementation of any treaty, law or regulation referred to in (a) or (b) with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)                                          in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)                                          in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the US), 1 January 2017; or

(c)                                           in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within (a) or (b), 1 January 2017,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Fee Letter” means any letter or letters, relating to this Agreement entered into or to be entered into among the Arranger, the Borrowers, the Agent and any other party setting out any of the fees referred to in Clause 11 (Fees) and Fee Letters mean all of them.

“Finance Documents” means this Agreement, the Security Documents, the Fee Letter and any other document designated as such by the Agent and the Borrowers and “Finance Document” means any one of them.

“Finance Parties” means the Arranger, the Agent, the Security Agent, the Swap Provider and the Lenders and “Finance Party” means any one of them.

“Financial Indebtedness” means, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit (including letters of credit) issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Financial Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any lien on any property owned by such Person; whether or not such Financial Indebtedness has been assumed by such Person (to the extent of the value of the respective property), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take or pay and similar obligations, (vi) all Contingent Obligations of such Person and (vii) all obligations under any Interest Rate Protection Agreement or Other Hedging Agreement or under any similar type of agreement; provided that Financial Indebtedness shall in any event not include trade payables and expenses accrued in the ordinary course of business; provided that for the avoidance of doubt, “Financial Indebtedness” shall not include letters of credit, guarantees or any similar debt instruments which collateralize the Borrower’s obligations for the release of the vessel m.v. “GENCO AUVERGNE” and for letters of credit in respect of rent obligations under real property leases;

“Fleet Market Value” means the aggregate Fair Market Value of the Fleet Vessels.

“Fleet Vessels” means any vessel (including each Vessel) from time to time directly or indirectly owned by the Guarantor (but excluding any vessel directly or indirectly owned by Baltic Trading Limited and its Subsidiaries as long as the Guarantor does not own more than 50% of the economic interests in Baltic Trading Limited), as they appear in the then most recent financial statements delivered pursuant to Clauses 19.1 (Financial statements) and “Fleet Vessel” means any one of them.

“GAAP” means generally accepted accounting principles in the USA.

“Group” means the Parent and each of the Subsidiaries for the time being provided that for all purposes of the definition Baltic Trading Limited and its Subsidiaries shall be excluded as long as the Guarantor does not own more than 50% of the economic interests in Baltic Trading Limited.

“Guarantee” means the guarantee and indemnity referred to in Clause 17.1.3 (Security Documents).

“Guarantor” means Genco Shipping & Trading Limited, a corporation incorporated under the laws of the Marshall Islands whose principal place of business is at 299 Park Avenue, 12th Floor, New York, New York 10171.

“Guarantor Confirmation” means a deed of confirmation to be entered into between the Guarantor and the Security Agent.

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“IAPPC” means a valid international air pollution prevention certificate for a Vessel issued under Annex VI.

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Impaired Agent” means the Agent at any time when:

(a)                                          it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)                                          the Agent otherwise rescinds or repudiates a Finance Document;

(c)                                           (if the Agent is also a Lender) it is a Defaulting Lender under (a) or (b) of the definition of “Defaulting Lender”; or

(d)                                          an Insolvency Event has occurred and is continuing with respect to the Agent;

unless, in the case of (a):

(i)                                             its failure to pay is caused by:

(A)                                        administrative or technical error; or

(B)                                        a Disruption Event; and

payment is made within three Business Days of its due date; or

(ii)                                          the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

“Increase Confirmation” means a confirmation substantially in the form set out in Schedule 4 (Form of Increase Confirmation).

“Increase Lender” has the meaning given to that term in Clause 2.2.3 (Increase).

“Increase Request” means a request of the Borrowers addressed to the Agent, requesting, subject always to the provisions of this Agreement, that all Commitments are increased and specifying the Additional Vessel or Additional Vessels and the Additional Borrower or Additional Borrowers in respect of which the Increase Request is being submitted.

“Indebtedness” means the aggregate from time to time of: the amount of the Loan outstanding; all accrued and unpaid interest on the Loan; and all other sums of any nature (together with all accrued and unpaid interest on any of those sums) payable to any of the Finance Parties under all or any of the Finance Documents.

“Insolvency Event” in relation to an entity means that the entity:

(a)                                          is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)                                          becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)                                           makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)                                          institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)                                           has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in (d) and:

(i)                                              results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)                                           is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)                                            has exercised in respect of it one or more of the stabilisation powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009;

(g)                                           has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(h)                                          seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in (d));

(i)                                              has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(j)                                             causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in (a) to (i); or

takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Insurances” means all policies and contracts of insurance (including all entries in protection and indemnity or war risks associations) which are from time to time taken out or entered into in respect of or in connection with a Vessel or her increased value or her Earnings and (where the context permits) all benefits under such contracts and policies, including all claims of any nature and returns of premium.

“Interest Payment Date” means each date for the payment of interest in accordance with Clause 8.2 (Payment of interest).

“Interest Period” means each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

“Interest Rate Protection Agreement” means any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

“ISM Code” means the International Management Code for the Safe Operation of Ships and for Pollution Prevention.

“ISM Company” means, at any given time, the company responsible for a Vessel’s compliance with the ISM Code under paragraph 1.1.2 of the ISM Code.

“ISPS Code” means the International Ship and Port Facility Security Code.

“ISSC” means a valid international ship security certificate for a Vessel issued under the ISPS Code.

“ITA” means the Income Tax Act 2007.

“Jinhui” means Jinhui Shipping and Transportation Limited a company limited by shares formed under the laws of Bermuda and whose capital stock is listed on the Oslo Stock Exchange.

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

“Legal Opinion” means any legal opinion delivered to the Agent under Clause 4.1 (Initial conditions precedent) or Clause 4.6 (Conditions subsequent).

“Legal Reservations” means:

(a)                                          the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)                                          the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim;

(c)                                           similar principles, rights and defences under the laws of any Relevant Jurisdiction; and

any other matters which are set out as qualifications or reservations as to matters of law of general application in the Legal Opinions.

“Lender” means:

(a)                                          any Original Lender; and

(b)                                          any bank, financial institution, trust, fund or other entity which has become a Party as a Lender in accordance with Clause 23 (Changes to the Lenders),

which in each case has not ceased to be a Lender in accordance with the terms of this Agreement.

“Leverage” means the aggregate Financial Indebtedness (excluding undrawn working capital lines) of the Group divided by the Value Adjusted Total Assets.

“LIBOR” means, in relation to any Drawing:

(a)                                          the applicable Screen Rate; or

(b)                                          (if (i) no Screen Rate is available for the currency of that Drawing or (ii) no Screen Rate is available for the relevant Interest Period) the Reference Bank Rate, as of 11.00 a.m. on the Quotation Day for dollars and for a period equal in length to the relevant Interest Period and, if that rate is less than zero, LIBOR shall be deemed to be zero.

“Limitation Acts” means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.

“Loan” means the aggregate amount advanced or to be advanced by the Lenders to the Borrowers under Clause 2 (The Loan) or, where the context permits, the principal amount advanced and for the time being outstanding.

“Majority Lenders” means a Lender or Lenders whose Commitments aggregate more than 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Commitments immediately prior to the reduction).

“Management Agreements” means:

(a)                                          the agreements for the commercial management of the Vessels between the Borrowers respectively and the Commercial Manager; and

(b)                                          the agreements for the technical management of the Vessels between the Borrowers respectively and the Technical Manager.

“Managers” means:

(a)                                          in relation to the commercial management of the Vessels, the Commercial Manager; and

(b)                                          in relation to the technical management of the Vessels, the Technical Manager,

or, in either case, such other commercial and/or technical managers of the Vessels nominated by the Borrowers as the Agent (acting on the institutions of the Majority Lenders) may approve, it being agreed that each Subsidiary of the Guarantor is an approved commercial and technical Manager and any company in the Wallem shipmanagement group, the V-ships group and the Anglo Eastern shipmanagement group is an approved technical Manager.

“Managers’ Undertakings” means the written undertakings of the Managers whereby, throughout the Facility Period unless otherwise agreed by the Agent:

(a)                                          in the case of the commercial manager, they will remain the commercial managers of the Vessels (as the case may be); and

(b)                                          they will not, without the prior written consent of the Agent, subcontract or delegate the commercial or technical management of the Vessels (as the case may be) to any third party.

“Margin” means

(a)                                         if an amount less than fifty per cent (50%) of the Original Maximum Loan Amount as increased pursuant to Clause 2.2 (Increase) is advanced:

(i)                                              3.4 per cent per annum if the VTL Coverage is greater than 250%;

(ii)                                           3.65 per cent per annum if the VTL Coverage is between 175% and 250% (inclusive in each case); and

(iii)                                        4 per cent per annum if the VTL Coverage is less than 175%; and

(b)                                         if an amount equal to or more than fifty per cent (50%) of the Original Maximum Loan Amount as increased pursuant to Clause 2.2 (Increase) is advanced;

(i)                                              3.65 per cent per annum if the VTL Coverage is greater than 250%;

(ii)                                           3.9 per cent per annum if the VTL Coverage is between 175% and 250% (inclusive in each case); and

(iii)                                        4.25 per cent per annum if the VTL Coverage is less than 175%.

“Market Value” means the value of a Vessel conclusively determined as the arithmetic average of the valuations detailed below, on the basis of a charter-free sale for prompt delivery for cash at arm’s length on normal commercial terms as between a willing seller and a willing buyer and evidenced by a valuation of that Vessel by two (2) Approved Shipbrokers, in each case addressed to the Agent and certifying a value for that Vessel, such valuations being acceptable to the Agent (in form and substance).  Where any such valuation expresses the value as a range then the value shall be the average of that range.

“Material Adverse Effect” means in the reasonable opinion of the Majority Lenders a material adverse effect on:

(a)                                          the business, operations, property, condition (financial or otherwise) or prospects of any Security Party or the Group taken as a whole; or

(b)                                          the ability of any Security Party to perform its obligations under any Finance Document; or

(c)                                           the validity or enforceability of, or the effectiveness or ranking of any Encumbrance granted or purporting to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party under any of the Finance Documents.

“Maximum Loan Amount”, which term shall, for the avoidance of doubt include at each and all times the Original Maximum Loan Amount, means $150,000,000 reduced from time to time in accordance with Clause 4.5 (Reduction of Original Maximum Loan Amount) and/or Clause 7.1.3 (Illegality) and/or Clause 7.5 (Mandatory prepayment on sale or Total Loss) and/or Clause 7.6 (Mandatory Prepayment on a Change of Control) and/or Clause 10.3.3 (Alternative basis of interest or funding).

“Minimum Consolidated Net Worth” means an amount not less than (a) $786,360,204 plus (b) fifty per cent (50%) of the value of any subsequent primary equity offerings of the Guarantor completed after 31 March 2015.

“MOAs” means the memoranda of agreement on the terms and subject to the conditions of which the Sellers will sell the Purchased Vessels to the relevant Additional Borrowers respectively and “MOA” means any one of them.

“Mortgages” means the first preferred or priority statutory mortgages (as applicable) referred to in Clause 17.1.1 (Security Documents), together with the Deeds of Covenants (if applicable) and “Mortgage” means any one of them.

“Net Income” means the net income of the Guarantor plus depreciation and amortization, amortization of restricted stock (inclusive of the amortization of warrants), any non-cash impairment attributable to the Guarantor’s minority investment in Jinhui or impairment due to the reduction in carrying value of the Fleet Vessels, less drydocking expenses incurred related to the Fleet Vessels, such as drydocking and special surveys costs.

“Net Worth” means, as to any Person, the sum of its capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings and any other account which, in accordance with GAAP, constitutes stockholders’ equity, but excluding treasury stock.

“New Lender” has the meaning given to that term in Clause 23.1 (Assignments and transfers by the Lenders).

“Non-Consenting Lender” has the meaning given to that term in Clause 34.4.4 (Replacement of Lender).

“Operating Expenses” means expenses properly and reasonably incurred by a Borrower in connection with the operation, employment, maintenance, repair and insurance of a Vessel.

“Original Financial Statements” means the audited consolidated financial statements of the Guarantor for the financial year ended 31 December 2014.

“Original Jurisdiction” means, in relation to a Security Party, the jurisdiction under whose laws that Security Party is incorporated as at the date of this Agreement.

“Original Maximum Loan Amount” means the lower of $60,000,000 and 50% of the aggregate Market Value of the Original Vessels, reduced from time to time in accordance with Clause 4.5 (Reduction of Original Maximum Loan Amount) and/or Clause 7.1.3 (Illegality) and/or Clause 7.5 (Mandatory prepayment on sale or Total Loss) and/or Clause 7.6 (Mandatory Prepayment on a Change of Control) and/or Clause 10.3.3 (Alternative basis of interest or funding).

“Original Vessels” means the following vessels, and everything now or in the future belonging to them on board and ashore, registered under the respective flags set out below in the ownership of the respective Borrowers set out below and “Original Vessel” means any one of them:

Name of Vessel	Flag	Borrower	IMO Number
GENCO COMMODUS	Marshall Islands	Genco Commodus Limited	9422079
GENCO MAXIMUS	Marshall Islands	Genco Maximus Limited	9422081
GENCO CLAUDIUS	Marshall Islands	Genco Claudius Limited	9444819
GENCO HUNTER	Marshall Islands	Genco Hunter Limited	9368871
GENCO WARRIOR	Marshall Islands	Genco Warrior Limited	9316153

“Other Hedging Agreement” means any foreign exchange contracts, currency swap agreements, commodity agreements, forward freight agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency or commodity values.

“Parent” means Genco Shipping & Trading Limited, a company incorporated under the laws of the Marshall Islands with its principal place of business at 299 Park Avenue, 12th Floor, New York, New York 10171.

“Party” means a party to this Agreement.

“Permitted Encumbrance” means:

(a)                                          any Encumbrance which has the prior written approval of the Agent;

(b)                                          any Encumbrance arising by operation of law and in the ordinary course of trading and not as a result of any default or omission by a Security Party and securing obligations not more than 30 days overdue;

(c)                                           any liens for current crews’ wages and salvage and liens incurred in the ordinary course of trading a Vessel up to an aggregate amount at any time not exceeding $750,000 per vessel;

(d)                                          any Encumbrance created in favour of a plaintiff or defendant in any proceedings or arbitration as security for costs and expenses where the relevant Security Party is actively prosecuting or defending such proceedings or arbitration in good faith; or

(e)                                           Encumbrances arising by operation of law in respect of Taxes which are not overdue for payment or in respect of Taxes being contested in good faith by appropriate steps and in respect of which appropriate reserves have been made.

“Permitted Holders” means (a) Mr. Peter Georgiopoulos (including his immediate family members and trusts to which he or such family members hold a beneficial interest, (b) any corporation or any other entity directly or indirectly controlled by Mr. Peter Georgiopoulos and (c) any person or group (as such term is used in Section 13(d)(3) of the Exchange Act) who may at the time of the signing of this Agreement own, directly or indirectly, beneficially or of record, shares representing more than thirty per cent of the voting or economic equity interests of the Guarantor, any affiliate of any such person, and any member of such group or affiliate of such member.

“Permitted Loan” means a loan made by any Borrower to the Guarantor or a loan made by any Borrower to another Borrower.

“Permitted Transaction” means:

(a)                                          any disposal required, Financial Indebtedness incurred, guarantee, indemnity or Encumbrance or Quasi-Security given, or other transaction arising, under the Finance Documents;

(b)                                          transactions (other than (i) any sale, lease, license, transfer or other disposal and (ii) the granting or creation of any Encumbrance or the incurring or permitting to subsist of Financial Indebtedness) conducted in the ordinary course of trading on arm’s length terms;

(c)                                           in the case of the Borrowers only, any shareholder loans made by the Guarantor to any Borrower which are fully subordinated to the Lenders on terms acceptable to the Lenders (acting in their absolute discretion); or

(d)                                          any amalgamation, demerger, merger, consolidation or corporate reconstruction between the Guarantor and a Group entity or a company which is, at the date of the Agreement, consolidated into the accounts of the Guarantor.

“Person” means any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Purchased Vessel” means a dry bulk vessel which is to become a Fleet Vessel to be purchased by the Guarantor or a Subsidiary on the terms of an MOA and, upon completion of the sale, to be registered in the ownership of the Guarantor or a Subsidiary and “Purchased Vessels” means more than one of them.

“Quarter Date” means 31 March, 30 June, 30 September and 31 December of each calendar year.

“Quasi-Security” has the meaning given to that term in Clause 21.9 (Negative pledge).

“Quotation Day” means, in relation to any period for which an interest rate is to be determined (for dollars) two Business Days before the first day of that period unless market practice differs in the Relevant Interbank Market, in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

“Reduction Date” means each date falling at consecutive three monthly intervals after the date of this Agreement.

“Reduction Profile” means the profile issued or to be issued by the Agent, showing the reductions to be made on each Reduction Date, as the same may be adjusted from time to time, based on an age adjusted sixteen years to zero straight line repayment profile.

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks as the rate at which the relevant Reference Bank could borrow funds in the London interbank market in dollars and for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in dollars and for that period.

“Reference Banks” means, in relation to LIBOR, ABN Amro Bank N.V., Deutsche Bank AG and J.P. Morgan Chase & Co or such other banks as may be appointed by the Agent in consultation with the Borrowers).

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Documents” means the Finance Documents, the MOAs, the Charters and the Management Agreements and the Managers’ Undertakings.

“Relevant Interbank Market” means the London interbank market.

“Relevant Jurisdiction” means, in relation to a Security Party:

(a)                                          its Original Jurisdiction;

(b)                                          any jurisdiction where any asset subject to or intended to be subject to a Security Document to be executed by it is situated;

(c)                                           any jurisdiction where it conducts its business; and

(d)                                          the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it.

“Repeating Representations” means each of the representations set out in Clause 18.1.1 (Status) to Clause 18.1.6 (Governing law and enforcement) and Clause 18.1.9 (No default) to Clause 18.1.18 (Pari passu ranking).

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Requisition Compensation” means all compensation or other money which may from time to time be payable to a Borrower as a result of a Vessel being requisitioned for title or in any other way compulsorily acquired (other than by way of requisition for hire).

“Restricted Person” means a person that is:

(a)                                          listed on, or owned or controlled by a person listed on any Sanctions List;

(b)                                          located in, incorporated under the laws of, or owned or controlled by, or acting on behalf of, a person located in or organised under the laws of a country or territory that is the target of country-wide Sanctions); or

(c)                                           otherwise a target of Sanctions

“Sanctions” means any economic or trade sanctions laws, embargoes, regulations freezing provisions, prohibitions or other restrictions relating to trading, doing business, investment, exporting, financing or making assets available (or other activities similar to or connected with any of the foregoing):

(a)                                          imposed by law or regulation of the United Kingdom, the Council of the European Union or any of its Members States, the United Nations or its Security Council or the government of the United States of America, whether or not any Security Party or any Affiliate is legally bound to comply with the foregoing;

(b)                                          the respective governmental institutions and agencies of any of the foregoing, including without limitation, the Office of Foreign Assets Control of the US Department of Treasury (OFAC), the United States Department of State, and Her Majesty’s Treasury (HMT) (together “Sanctions Authorities”); or

(c)                                           otherwise imposed by any law or regulation by which any Security Party or any Affiliate of any of them is bound or, as regards a regulation, compliance with which is reasonable in the ordinary course of business of any Security Party or any Affiliate of any of them.

“Sanctions List” means the “Specially Designated Nationals and Blocked Persons” list issued by OFAC, the “Consolidated List of Financial Sanctions Targets and Investment Ban List” issued by HMT, or any similar list issued or maintained or made public by any of the Sanctions Authorities that has the effect of prohibiting transactions with such persons;

“Screen Rate” means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant currency and period displayed on pages LIBOR01 or LIBOR02 of the Reuters screen (or any replacement Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters.  If such page or the service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Borrowers.

“Secured Parties” means each Finance Party from time to time party to this Agreement and any Receiver or Delegate.

“Security Documents” means the Mortgages, the Assignments, the Guarantee, the Account Security Deed, the Account Control Agreements and the Share Charges or (where the context permits) any one or more of them, and any other agreement or document which may at any time be executed by any person as security for the payment of all or any part of the Indebtedness and “Security Document” means any one of them.

“Security Parties” means each Borrower, each Guarantor, the Chargor and any other person who may at any time during the Facility Period be liable for, or provide security for, all or any part of the Indebtedness, and “Security Party” means any one of them.

“Sellers” means the any person acting as seller of a Purchased Vessel to the relevant Borrower pursuant to the terms of the relevant MOA and “Seller” means any one of them.

“Share Charges” means the charge or charges of the issued share capital of the Borrowers referred to in Clause 17.1.5 (Security Documents).

“Shareholder Rights Agreement” means a shareholder rights agreement substantially similar to that shareholder rights agreement entered into as of 11 April 2007 and made between the Guarantor and Mellon Investor Services LLC, a New Jersey limited liability company, as rights agent.

“SMC” means a valid safety management certificate issued for a Vessel by or on behalf of the Administration under paragraph 13.7 of the ISM Code.

“Subsidiary” means, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Technical Manager” means Wallem Ship Management Hong Kong Ltd or Anglo Eastern Ship Management or V. Ship Group (as the case may be).

“Termination Date” means 7 April 2020.

“Total Commitments” means the aggregate of the Commitments.

“Total Assets” means the amount which is equal to the total assets of the Guarantor as shown in the Guarantor’s applicable financial statements, provided that for all purposes of this definition Baltic Trading Limited and its Subsidiaries shall be excluded as long as the Guarantor does not own more than 50% of the economic interests in Baltic Trading Limited.

“Total Loss” means:

(a)                                         an actual, constructive, arranged, agreed or compromised total loss of a Vessel; or

(b)                                         the requisition for title or compulsory acquisition of a Vessel by any government or other competent authority (other than by way of requisition for hire); or

(c)                                           the capture, seizure, arrest, detention, hijacking, theft, condemnation as prize, confiscation or forfeiture of a Vessel (not falling within (b)), unless that Vessel is released and returned to the possession of the relevant Borrower or any charterer under a Charter for that Vessel within 30 days after the capture, seizure, arrest, detention, hijacking, theft, condemnation as prize, confiscation or forfeiture in question.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 5 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrowers.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)                                          the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)                                          the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

“Treasury Transactions” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

“Trust Property” means:

(a)                                         all benefits derived by the Security Agent from Clause 17 (Security and Application of Moneys); and

(b)                                         all benefits arising under (including, without limitation, all proceeds of the enforcement of) each of the Security Documents,

with the exception of any benefits arising solely for the benefit of the Security Agent.

“Unpaid Sum” means any sum due and payable but unpaid by any Security Party under the Finance Documents.

“US” means the United States of America.

“US Tax Obligor” means:

(a)                                          a Security Party which is resident for tax purposes in the US; or

(b)                                          a Security Party some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.

“Value Adjusted Total Assets” means the Total Assets of the Guarantor adjusted in each case for the difference of the book value of the Fleet Vessels (as evidenced in the most recent financial statements delivered pursuant to Clause 19.1 (Financial statements)) and the Fleet Market Value.

“VAT” means:

(a)                                          any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(b)                                          any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in (a), or imposed elsewhere.

“Vessel” means an Original Vessel or an Additional Vessel.

1.2                                        Construction   Unless a contrary indication appears, any reference in this Agreement to:

1.2.1                             any “Lender”, any “Borrower”, the “Guarantor”, the “Arranger”, the “Agent”, any “Secured Party”, the “Security Agent”, any “Finance Party” or any “Party” shall be construed so as to include its successors in title, permitted assignees and permitted transferees;

1.2.2                             “assets” includes present and future properties, revenues and rights of every description;

1.2.3                             a “Finance Document”, a “Security Document”, a “Relevant Document” or any other document is a reference to that Finance Document, Security Document, Relevant Document or other document as amended, novated, supplemented, extended or restated from time to time;

1.2.4                             a “group of Lenders” includes all the Lenders;

1.2.5                             “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

1.2.6                             a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership or other entity (whether or not having separate legal personality);

1.2.7                             a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

1.2.8                             a provision of law is a reference to that provision as amended or re-enacted from time to time; and

1.2.9                             a time of day (unless otherwise specified) is a reference to London time.

1.3                                        Headings   Section, Clause and Schedule headings are for ease of reference only.

1.4                                        Defined terms   Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

1.5                                        Default   A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived.

1.6                                        Currency symbols and definitions   “$”, “USD” and “dollars” denote the lawful currency of the United States of America.

1.7                                        Third party rights   A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Agreement.

1.8                                        Offer letter   This Agreement supersedes the terms and conditions contained in any correspondence relating to the subject matter of this Agreement exchanged between any Finance Party and the Borrowers or their representatives before the date of this Agreement.

Section 2                                             The Loan

2                                                  The Loan

2.1                                        Amount   Subject to the terms of this Agreement, the Lenders agree to make available to the Borrowers on a joint and several basis a term loan in an aggregate amount not exceeding the Original Maximum Loan Amount and, subject to the provisions of Clause 2.2 (Increase), the Maximum Loan Amount.

2.2                                        Increase

2.2.1                             The Borrowers may submit an Increase Request on or before 30 June 2015 or at any subsequent time during the Facility Period as may be acceptable to the Arranger, provided that (a) there shall be no more than two increases of the Commitments in accordance with the provisions of this Clause 2.2 during the Facility Period and each increase will be of an amount that does not exceed 50% of the aggregate Market Value of the Additional Vessels that are provided as security for such Increase Request and (b) the Total Commitments cannot be more than $150,000,000.

2.2.2                             Any increase of the Commitments of a Lender pursuant to this Clause 2.2 shall be subject to the approval of that Lender (acting in its absolute discretion). Nothing in this Agreement or the other Finance Documents shall be read or construed as (a) imposing an obligation on any Lender to approve any Increase Request OR (b) prohibiting an increase of the Commitments of a Lender in accordance with the provisions of this Clause 2.2 (subject always to the approval of that Lender (acting in its absolute discretion)) if one of the other Lenders do not approve an increase of their respective Commitments requested pursuant to the relevant Increase Request.  The Arranger and the Security Parties shall collaborate and shall use reasonable efforts to procure that (a) one or more Lenders (other than ABN AMRO Capital USA LLC) approve an increase of their respective Commitments and/or (b) one or more banks or financial institutions (each such entity listed in (a) or (b) being an “Increase Lender”) becomes a Lender and assumes a Commitment (up to the Maximum Loan Amount in aggregate), as requested pursuant to the relevant Increase Request, but the Arranger shall have no further obligations in this respect (including but not limited to an obligation to procure that ABN AMRO Capital USA LLC (as Lender) approves an increase of its Commitment).

2.2.3                             Subject always to the provisions of this Clause 2.2, the increased Commitments will be assumed by one or more Increase Lenders, each of which shall confirm in writing (in the relevant Increase Confirmation) that it assumes all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender.

2.2.4                             Each Security Party and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Security Parties and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender.

2.2.5                             Each Increase Lender shall become a Party as a “Lender” and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender.

2.2.6                             Following the increase of any Commitment pursuant to this Clause 2.2, the Commitments of the other Lenders shall continue in full force and effect.

2.2.7                             Any increase in any Commitment shall take effect on the date specified in the Increase Confirmation or any later date on which the conditions set out in Clause 2.2.8 are satisfied.

2.2.8                             An increase in the Commitments of an Increase Lender will only be effective on:

(a)                                         the execution by the Agent of an Increase Confirmation from the relevant Increase Lender;

(b)                                         the owner of the relevant Additional Vessel becoming an Additional Borrower in accordance with the provisions of Clause 24.2 (Additional Borrowers);

(c)                                          satisfaction of all the conditions set out in Clause 24.2 (Additional Borrowers); and

(d)                                         the Agent being satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender. The Agent shall promptly notify the Increase Lender, the other Lenders and the Borrowers upon being so satisfied,

Provided always that (i) such an increase is proposed in relation to working capital or the financing or refinancing the whole or part of the aggregate purchase price of a Purchased Vessel and (ii) if the Total Commitments are increased the Borrowers shall provide security over Additional Vessels in an amount not less than two hundred per cent (200%) of such increase in Total Commitment in favour of the Security Agent in accordance with the provisions of this Agreement and subject always to such security being satisfactory (in form and substance) to all the Lenders.

2.2.9                             Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective.

2.2.10                      The Borrowers shall promptly on demand pay the Agent and the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by either of them and, in the case of the Security Agent, by any Receiver or Delegate in connection with any increase in Commitments under this Clause 2.2.

2.2.11                      Clause 23.4 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.2 in relation to an Increase Lender as if references in that Clause to:

(a)                                         an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase;

(b)                                         the “New Lender” were references to that “Increase Lender”; and

(c)                                          a “re-transfer” and “re-assignment” were references to respectively a “transfer” and “assignment”.

2.3                                        Finance Parties’ rights and obligations

2.3.1                             The obligations of each Finance Party under the Finance Documents are several.  Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents.  No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

2.3.2                             The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from a Security Party shall be a separate and independent debt.

2.3.3                             A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3                                                  Purposes

Purposes   The Borrowers shall apply the Loan towards financing or refinancing the whole or part of the purchase price of one or more Purchased Vessels and/or general working capital requirements, provided that not more than fifty per cent (50%) of the Loan shall be used to finance or refinance part of the purchase price of one or more Purchased Vessels.

3.1                                        Monitoring   No Finance Party is bound to monitor or verify the application of any amount borrowed under this Agreement.

4                                                  Conditions of Utilisation

4.1                                        Initial conditions precedent

4.1.1                             The Lenders will only be obliged to comply with Clause 5.3 (Lenders’ participation) in relation to the advance of a Drawing if, on or before the relevant Drawdown Date, the Agent has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent, save that references in Section 2 of that Part I to “the Vessel” or to any person or document relating to a Vessel shall be deemed to relate solely to the Vessel specified in the relevant Drawdown Request or to any person or document relating to that Vessel respectively.  The Agent shall notify the Borrowers and the Lenders promptly upon being so satisfied.

4.1.2                             Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in Clause 4.1.1, the Lenders authorise (but do not require) the Agent to give that notification.  The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2                                        Conditions precedent in respect of an Increase Request

4.2.1                             The Lenders will only be obliged to comply with Clause 5.3 (Lenders’ participation) in relation to the advance of a Drawing in relation to an Increase Request if, on or before the relevant Drawdown Date in respect of that Increase Request, the Agent has received all of the documents and other evidence listed in Part III of Schedule 2 (Conditions Precedent in respect of an Increase Request) in form and substance satisfactory to the Agent.  The Agent shall notify the Borrowers and the Lenders promptly upon being so satisfied.

4.2.2                             Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in Clause 4.2.1, the Lenders authorise (but do not require) the Agent to give that notification.  The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.3                                        Further conditions precedent   The Lenders will only be obliged to advance a Drawing if on the date of the relevant Drawdown Request and on the proposed Drawdown Date:

4.3.1                             no Default is continuing or would result from the advance of that Drawing; and

4.3.2                             the representations made by each Borrower under Clause 18 (Representations) and by the Guarantor in Clause 6 (Representations and Warranties) of the Guarantee are true in all material respects.

4.4                                        Drawing limit   The Lenders will only be obliged to advance a Drawing if:

4.4.1                             no other Drawing has been made on the same Business Day;

4.4.2                             that Drawing will not result in there being more than eight Drawings outstanding at any one time, provided that if any repayments of Drawings are synchronised then subsequent Drawings shall constitute only one new Drawing;

4.4.3                             that Drawing is not less than $2,000,000;

4.4.4                             that Drawing will not increase the outstanding amount of the Loan to a sum in excess of the Original Maximum Loan Amount as increased pursuant to Clause 2.2 (Increase); and

4.4.5                             that Drawing will not increase the outstanding amount of the Loan advanced or to be advanced in respect of any Purchased Vessels to a sum in excess of fifty per cent (50%) of the amount of the Loan advanced and remaining outstanding.

4.5                                        Reduction of Original Maximum Loan Amount

The Original Maximum Loan Amount as increased pursuant to Clause 2.2 (Increase):

4.5.1                             shall be reduced on each Reduction Date the relevant amount specified in the Reduction Profile; and

4.5.2                             may (in addition to any reduction under Clause 4.5.1) be reduced by the Borrowers by $2,500,000 or an integral multiple of that amount with effect from any Business Day by written notice to the Agent given not fewer than 14 days prior to that Business Day, which notice shall be irrevocable.

4.6                                        Conditions subsequent   The Borrowers undertake to deliver or to cause to be delivered to the Agent within 30 days after the relevant Drawdown Date the additional documents and other evidence listed in Part II of Schedule 2 (Conditions Subsequent), save that references in that Part II to “the Vessel” or to any person or document relating to a Vessel shall be deemed to relate solely to the Vessel specified in the relevant Drawdown Request or to any person or document relating to that Vessel respectively.

4.7                                        Conditions subsequent in respect of an Increase Request  The Additional Borrowers undertake to deliver or to cause to be delivered to the Agent within 30 days after the relevant Drawdown Date in respect of an Increase Request the additional documents and other evidence listed in Part IV of Schedule 2 (Conditions Subsequent).

4.8                                        No waiver   If the Lenders in their sole discretion agree to advance a Drawing to the Borrowers before all of the documents and evidence required by Clause 4.1 (Initial conditions precedent) have been delivered to or to the order of the Agent, the Borrowers undertake to deliver all outstanding documents and evidence to or to the order of the Agent no later than the date specified by the Agent (acting on the instructions of all the Lenders).

The advance of a Drawing under this Clause 4.8 shall not be taken as a waiver of the Lenders’ right to require production of all the documents and evidence required by Clause 4.1 (Initial conditions precedent).

4.9                                        Form and content   All documents and evidence delivered to the Agent under this Clause shall:

4.9.1                             be in form and substance acceptable to the Agent; and

4.9.2                             if required by the Agent, be certified, notarised, legalised or attested in a manner acceptable to the Agent.

Section 3                                             Utilisation

5                                                  Advance

5.1                                        Delivery of a Drawdown Request   The Borrowers may request a Drawing to be advanced by delivery to the Agent of a duly completed Drawdown Request not more than ten and not fewer than three Business Days before the proposed Drawdown Date.

5.2                                        Completion of a Drawdown Request   A Drawdown Request is irrevocable and will not be regarded as having been duly completed unless:

5.2.1                             it is signed by an authorised signatory of each Borrower;

5.2.2                             the proposed Drawdown Date is a Business Day within the Availability Period; and

5.2.3                             the proposed Interest Period complies with Clause 9 (Interest Periods).

5.3                                        Lenders’ participation

5.3.1                             Subject to Clauses 2 (The Loan), 3 (Purpose) and 4 (Conditions of Utilisation), each Lender shall make its participation in any Drawing available by the relevant Drawdown Date through its Facility Office.

5.3.2                             The amount of each Lender’s participation in any Drawing will be equal to the proportion borne by its Commitment to the Total Commitments.

5.4                                        Cancellation of Commitment   The Total Commitments shall be cancelled at the end of the Availability Period to the extent that they are unutilised at that time.

Section 4                                             Repayment, Prepayment and Cancellation

6                                                  Repayment

6.1                                        Repayment of each Drawing   The Borrowers agree to repay each Drawing to the Agent for the account of the Lenders on the last day of the Interest Period in respect of that Drawing and if that Interest Period is longer than three months, on the date falling at three monthly intervals after the first day of that Interest Period.

6.2                                        Application of new Drawings   Without prejudice to the Borrowers’ obligation under Clause 6.1 (Repayment of each Drawing), if:

6.2.1                             one or more Drawings are to be made available to the Borrowers:

(a)                                         on the same day that a maturing Drawing is due to be repaid by the Borrowers; and

(b)                                         in whole or in part for the purpose of refinancing the maturing Drawing; and

6.2.2                             the proportion borne by each Lender’s participation in the maturing Drawing to the amount of that maturing Drawing is the same as the proportion borne by that Lender’s participation in the new Drawings to the aggregate amount of those new Drawings, the aggregate amount of the new Drawings shall, unless the Borrowers notify the Agent to the contrary in the relevant Drawdown Request, be treated as if applied in or towards repayment of the maturing Drawing so that:

(a)                                         if the amount of the maturing Drawing exceeds the aggregate amount of the new Drawings:

(i)                                              the Borrowers will only be required to make a payment under Clause 28.1 (Payments to the Agent) in an amount in the relevant currency equal to that excess; and

(ii)                                           each Lender’s participation in the new Drawings shall be treated as having been made available and applied by the Borrowers in or towards repayment of that Lender’s participation in the maturing Drawing and that Lender will not be required to make a payment under Clause 28.1 (Payments to the Agent) in respect of its participation in the new Drawing; and

(b)                                         if the amount of the maturing Drawing is equal to or less than the aggregate amount of the new Drawings:

(i)                                              the Borrowers will not be required to make a payment under Clause 28.1 (Payments to the Agent); and

(ii)                                           each Lender will be required to make a payment under Clause 28.1 (Payments to the Agent) in respect of its participation in the new Drawings only to the extent that its participation in the new Drawings exceeds that Lender’s participation in the maturing Drawing and the remainder of that Lender’s participation in the new Drawings shall be treated as having been made available and applied by the Borrowers in or towards repayment of that Lender’s participation in the maturing Drawing.

6.3                                        Request for Drawing  Upon the day that a maturing Drawing is due to be repaid the Borrowers shall be deemed to have provided a request for a Drawing in an equivalent amount on such date for such Interest Period as they may select or be deemed to select pursuant to Clause 9 (Interest Periods) unless the Borrowers advise otherwise at the time they select such Interest Period.

6.4                                        Reborrowing  Amounts of the Loan which are repaid or prepaid shall be available for reborrowing in accordance with Clause 4 (Conditions of Utilisation) prior to the end of the Availability Period.

7                                                  Illegality, Prepayment and Cancellation

7.1                                        Illegality   If it becomes unlawful in any jurisdiction (other than by reason of Sanctions) for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in the Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:

7.1.1                             that Lender shall promptly notify the Agent upon becoming aware of that event;

7.1.2                             upon the Agent notifying the Borrowers, the Commitment of that Lender will be immediately cancelled; and

7.1.3                             the Borrowers shall repay that Lender’s participation in any Drawing on the last day of its current Interest Period or, if earlier, the date specified by that Lender in the notice delivered to the Agent and notified by the Agent to the Borrowers (being no earlier than the last day of any applicable grace period permitted by law) and the Original Maximum Loan Amount as increased pursuant to Clause 2.2 (Increase) shall be reduced by the amount of that Lender’s Commitment in the Loan.

7.2                                        Voluntary cancellation   The Borrowers may, if they give the Agent not less than ten Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of $2,500,000 or an integral multiple thereof) of the undrawn amount of the Loan.  Any cancellation under this Clause 7.2 shall reduce the Commitments of the Lenders on a pro rata basis.  Any cancellation under this Clause 7.3 shall be applied on a pro rata basis across all reductions of the Loan including any payment at final maturity.

7.3                                        Voluntary prepayment of Drawings   The Borrowers may prepay the whole or any part of a Drawing (but, if in part, being an amount that reduces that Drawing by $2,500,000 or an integral multiple thereof) provided that they give the Agent not less than ten Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice.

7.4                                        Right of cancellation and prepayment in relation to a single Lender

7.4.1                             If:

(a)                                         any sum payable to any Lender by the Borrowers is required to be increased under Clause 12.2.2 (Tax gross-up); or

(b)                                         any Lender claims indemnification from the Borrowers under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs),

the Borrowers may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment(s) of that Lender and their intention to procure the repayment of that Lender’s participation in each Drawing.

7.4.2                             On receipt of a notice referred to in Clause 7.4.1 in relation to a Lender, the Commitment(s) of that Lender shall immediately be reduced to zero.

7.4.3                             On the last day of the Interest Period in respect of each Drawing which ends after the Borrowers have given notice under Clause 7.4.1 in relation to a Lender (or, if earlier, the date specified by the Borrowers in that notice), the Borrowers shall repay that Lender’s participation in that Drawing together with all interest and other amounts accrued under the Finance Documents.

7.5                                        Mandatory prepayment on sale or Total Loss   If a Vessel is sold by a Borrower or becomes a Total Loss, the Loan shall, simultaneously with any such sale or on the earlier of the date falling 180 days after any such Total Loss and the date on which the proceeds of any such Total Loss are realised, be reduced by the same proportion as the Market Value of the Vessel owned by the relevant Borrower bears to the aggregate of the Market Value of all the Vessels (such values to be determined in accordance with Clause 17.14 (Additional security)).  The Borrowers shall, simultaneously with that reduction, prepay one or more outstanding Drawings to the extent required to ensure that the aggregate amount of the Drawings outstanding does not exceed the Original Maximum Loan Amount as increased pursuant to Clause 2.2 (Increase).  Any prepayment under this Clause 7.5 shall satisfy the obligations under Clause 6.1 (Repayment of each Drawing) in inverse order of maturity.

7.6                                        Mandatory prepayment on Change of Control

7.6.1                             If there is a Change of Control in respect of the Guarantor, the Lenders shall have the right to instruct the Agent to (a) notify the Borrowers that the Total Commitments are cancelled, at which time they shall immediately be cancelled and/or (b) request that the Borrowers prepay the Loan in full. Within seven (7) Business Days of receipt of the instructions referred to in (b), the Borrowers shall prepay the Loan in full.

7.6.2                             If there is a Change of Control in respect of a Borrower, the Lenders shall have the right to instruct the Agent to: (a) request that the Borrowers prepay an amount which shall reduce the Loan by the same proportion as the Market Value of any Vessel bears to the aggregate of the Market Value of all the Vessels (such values to be determined in accordance with Clause 17.14 (Additional security)) and/or (b) notify the Borrowers that the Total

Commitment that relates to the Vessel owned by the relevant Borrower are cancelled and the Total Commitment shall be reduced in an amount equivalent to the reduction of the Loan pursuant to Clause 7.6.2(a).

7.7                                        Mandatory prepayment on reduction of Original Maximum Loan Amount

If the Original Maximum Loan Amount as increased pursuant to Clause 2.2 (Increase) is reduced in accordance with Clause 4.5 (Reduction of Original Maximum Loan Amount) to an amount which is less than the aggregate amount of the Drawings then outstanding, the Borrowers shall, simultaneously with that reduction, prepay one or more outstanding Drawings to the extent required to ensure that the aggregate amount of the Drawings outstanding does not exceed the reduced Original Maximum Loan Amount as increased pursuant to Clause 2.2 (Increase).

7.8                                        Right of cancellation in relation to a Defaulting Lender   If any Lender becomes a Defaulting Lender, the Borrowers may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent 7 Business Days’ notice of cancellation of the Commitment of that Lender.  On that notice becoming effective, the Commitment of the Defaulting Lender shall immediately be reduced to zero.  The Agent shall as soon as practicable after receipt of that notice notify all the Lenders.

7.9                                        Restrictions   Any notice of prepayment or cancellation given under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant prepayment or cancellation is to be made and the amount of that prepayment or cancellation.

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

The Borrowers shall not repay, prepay or cancel all or any part of the Loan except at the times and in the manner expressly provided for in this Agreement.

No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

If the Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to the Borrowers or the affected Lender, as appropriate.

Section 5                                             Costs of Utilisation

8                                                  Interest

8.1                                        Calculation of interest   The rate of interest on each Drawing for the Interest Period in respect of that Drawing is the percentage rate per annum which is the aggregate of the applicable:

8.1.1                             Margin; and

8.1.2                             LIBOR.

8.2                                        Payment of interest   The Borrowers shall pay accrued interest on each Drawing on the last day of the Interest Period in respect of that Drawing (and, if the Interest Period is longer than three months, on the dates falling at three monthly intervals after the first day of the Interest Period).

8.3                                        Default interest   If the Borrowers fail to pay any amount payable by them under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which is two per cent per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Drawing in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably).  Any interest accruing under this Clause 8.3 shall be immediately payable by the Borrowers on demand by the Agent.

Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8.4                                        Notification of rates of interest   The Agent shall promptly notify the Borrowers of the determination of a rate of interest under this Agreement.

9                                                  Interest Periods

9.1                                       Selection of Interest Periods   The Borrowers may select in a written notice to the Agent the duration of the Interest Period for each Drawing subject as follows:

9.1.1                             each notice is irrevocable and must be delivered to the Agent by the Borrowers not later than 11.00 a.m. on the Quotation Day;

9.1.2                             if the Borrowers fail to give a notice in accordance with Clause 9.1.1, the relevant Interest Period will, subject to Clause 9.3 (Non-Business Days), be three months;

9.1.3                             subject to this Clause 9, the Borrowers may select an Interest Period of three or six months or any other period agreed between the Borrowers and the Agent (acting on the instructions of all the Lenders), provided that the Borrower may select a period of less than three months using the Costs of Funds Rate for the first Drawing;

9.1.4                             an Interest Period shall not extend beyond the Termination Date; and

9.1.5                             each Interest Period shall start on the Drawdown Date in respect of the Drawing and end on the date which numerically corresponds to the Drawdown Date in the relevant calendar month except that, if there is no numerically corresponding date in that calendar month, the Interest Period shall end on the last Business Day in that month.

9.2                                        Second and subsequent Drawings   If the second or any subsequent Drawing is made otherwise than on the first day of an Interest Period for the balance of the Loan, there shall be a separate initial Interest Period for that Drawing commencing on its Drawdown Date and expiring on the final date of the then current Interest Period for the balance of the Loan.

9.3                                        Non-Business Days   If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10                                           Changes to the Calculation of Interest

10.1                                 Absence of quotations   Subject to Clause 10.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by 11.00 am on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

10.2                                 Market disruption   If a Market Disruption Event occurs for any Interest Period, then the rate of interest on each Lender’s share of the relevant Drawing for that Interest Period shall be the percentage rate per annum which is the sum of:

10.2.1                      the Margin; and

10.2.2                      the rate notified to the Agent by that Lender as soon as practicable, and in any event by close of business on the date falling three Business Days after the Quotation Day (or, if earlier, on the date falling three Business Days prior to the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in the relevant Drawing from whatever source it may reasonably select.

In this Agreement “Market Disruption Event” means:

(a)                                         at or about noon on the Quotation Day for the relevant Interest Period LIBOR is to be determined by reference to the Reference Banks and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR for dollars and the relevant Interest Period; or

(b)                                         before close of business in London on the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in the relevant Drawing exceed 50 per cent of that Drawing) that the cost to it of funding its participation in that Drawing from whatever source it may reasonably select would be in excess of LIBOR.

10.3                                 Alternative basis of interest or funding

10.3.1                      If a Market Disruption Event occurs and the Agent or the Borrowers so require, the Agent and the Borrowers shall enter into negotiations (for a period of not more than thirty fifteen days) with a view to agreeing a substitute basis for determining the rate of interest.

10.3.2                      Any alternative basis agreed pursuant to Clause 10.3.1 shall, with the prior consent of all the Lenders and the Borrowers, be binding on all Parties.

10.4                                 Break Costs   The Borrowers shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Drawing or Unpaid Sum being paid by the Borrowers on a day other than the last day of an Interest Period for that Drawing or Unpaid Sum.

Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

11                                           Fees

11.1                                 Commitment Fee   The Borrowers shall pay to the Agent (for the account of the Lenders in proportion to their Commitments) a fee computed at the rate of 1.5 per cent per annum on the undrawn amount of the Original Maximum Loan Amount for the Availability Period.

The accrued commitment fee is payable on the last day of each successive period of three months which ends during the Availability Period, on the last day of the Availability Period and (on the cancelled amount of the relevant Lender’s Commitment) at the time the cancellation is effective.

11.2                                 Other Fees   The Borrowers shall pay to the relevant party any other fees specified in the relevant Fee Letters at the times and in the amounts specified therein.

Section 6                                             Additional Payment Obligations

12                                           Tax Gross Up and Indemnities

12.1                                 Definitions   In this Agreement:

“Protected Party” means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means either the increase in a payment made by a Security Party to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

Unless a contrary indication appears, in this Clause 12 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

12.2                                 Tax gross-up   Each Borrower shall (and shall procure that each other Security Party shall) make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law, subject as follows:

12.2.1                      a Borrower shall promptly upon becoming aware that it or any other Security Party must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly.  Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender.  If the Agent receives such notification from a Lender it shall notify the Borrowers and any such other Security Party;

12.2.2                      if a Tax Deduction is required by law to be made by a Borrower or any other Security Party, the amount of the payment due from that Borrower or that other Security Party shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required;

12.2.3                      if a Borrower or any other Security Party is required to make a Tax Deduction, that Borrower shall (and shall procure that such other Security Party shall) make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law;

12.2.4                      within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower making that Tax Deduction shall (and shall procure that such other Security Party shall) deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

12.3                                 Tax indemnity

12.3.1                      Each Borrower shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

12.3.2                      Clause 12.3.1 shall not apply:

(a)                                         with respect to any Tax assessed on a Finance Party:

(i)                                              under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(ii)                                           under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(b)                                         to the extent a loss, liability or cost:

(i)                                              is compensated for by an increased payment under Clause 12.2 (Tax gross-up); or

(ii)                                           relates to a FATCA Deduction required to be made by a Party.

12.3.3                      A Protected Party making, or intending to make a claim under Clause 12.3.1 shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrowers.

12.3.4                      A Protected Party shall, on receiving a payment from a Borrower under this Clause 12.3, notify the Agent.

12.4                                 Tax Credit   If a Borrower or any other Security Party makes a Tax Payment and the relevant Finance Party determines that:

12.4.1                      a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

12.4.2                      that Finance Party has obtained and utilised that Tax Credit,

that Finance Party shall pay an amount to that Borrower or to that other Security Party which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by that Borrower or that other Security Party.

12.5                                 Stamp taxes   The Borrowers shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

12.6                                 VAT

12.6.1                      All amounts expressed to be payable under a Finance Document by any Party or any Security Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to Clause 12.6.2, if  VAT is or becomes chargeable on any supply made by any Finance Party to any Party or any Security Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party or Security Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to the Borrowers).

12.6.2                      If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(a)                                         (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT.  The Recipient must (where this Clause 12.6.2(a) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(b)                                         (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

12.6.3                      Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

12.6.4                      Any reference in this Clause 12.6 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994).

12.6.5                      In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

12.7                                 FATCA information

12.7.1                      Subject to Clause 12.7.3, each Party shall, within ten Business Days of a reasonable request by another Party:

(a)                                         confirm to that other Party whether it is:

(i)                                              a FATCA Exempt Party; or

(ii)                                           not a FATCA Exempt Party;

(b)                                         supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(c)                                          supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

12.7.2                      If a Party confirms to another Party pursuant to Clause 12.7.1(a)(i) that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

12.7.3                      Clause 12.7.1 shall not oblige any Finance Party to do anything, and Clause 12.7.1(c) shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(a)                                         any law or regulation;

(b)                                         any fiduciary duty; or

(c)                                          any duty of confidentiality.

12.7.4                      If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with Clause 12.7.1(a) or 12.7.1(b) (including, for the avoidance of doubt, where Clause 12.7.3 applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

12.7.5                      If a Borrower is a US Tax Obligor or the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of:

(a)                                         where a Borrower is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement;

(b)                                         where a Borrower is a US Tax Obligor on a Transfer Date and the relevant Lender is a New Lender or an Increase Lender, the relevant Transfer Date; or

(c)                                          where a Borrower is not a US Tax Obligor, the date of a request from the Agent,

supply to the Agent:

(i)                                              a withholding certificate on Form W-8 or Form W-9 or any other relevant form; or

(ii)                                           any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

12.7.6                      The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to Clause 12.7.5 to the Borrowers.

12.7.7                      If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to Clause 12.7.5 is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent).  The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the Borrowers.

12.7.8                      The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to Clause 12.7.5 or 12.7.7 without further verification.  The Agent shall not be liable for any action taken by it under or in connection with Clause 12.7.5, 12.7.6 or 12.7.7.

12.8                                 FATCA Deduction

12.8.1                      Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

12.8.2                      Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment and, in addition, shall notify the Borrowers and the Agent and the Agent shall notify the other Finance Parties.

13                                           Increased Costs

13.1                                 Increased costs   Subject to Clause 13.3 (Exceptions) the Borrowers shall, within three Business Days of a demand by the Agent, pay to the Agent for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation or any request from or requirement of any central bank or other fiscal, monetary or other authority made after the date of this Agreement (including Basel III and Dodd Frank and any other which relates to capital adequacy or liquidity controls or which affects the manner in which that Finance Party allocates capital resources to obligations under this Agreement) or (iii) any change in the risk weight allocated by that Finance Party to the Borrowers after the date of this Agreement.

In this Agreement “Increased Costs” means:

(a)                                          a reduction in the rate of return from the Loan or on a Finance Party’s (or its Affiliate’s) overall capital;

(b)                                          an additional or increased cost; or

(c)                                           a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into any Finance Document or funding or performing its obligations under any Finance Document.

In this Agreement “Basel III” means:

(a)                                          the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(b)                                          the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement — Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(c)                                           any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

In this Agreement “Dodd Frank” means the Dodd-Frank Wall Street Reform and Consumer Protection Act of the U.S.A and all requests, rules, guidelines or directives thereunder or issued in connection therewith.

13.2                                 Increased cost claims

13.2.1                      A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrowers.

13.2.2                      Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

13.3                                 Exceptions   Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

13.3.1                      attributable to a Tax Deduction required by law to be made by a Borrower;

13.3.2                      attributable to a FATCA Deduction required to be made by a Party;

13.3.3                      compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 but was not so compensated solely because any of the exclusions in Clause 12.3 applied);

13.3.4                      attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or

13.3.5                      attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III) (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

In this Clause 13.3, a reference to a “Tax Deduction” has the same meaning given to the term in Clause 12.1 (Definitions).

14                                           Other Indemnities

14.1                                 Currency indemnity   If any sum due from a Borrower or the Guarantor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

14.1.1                      making or filing a claim or proof against that Borrower or the Guarantor (as the case may be), or

14.1.2                      obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Borrower shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (a) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (b) the rate or rates of exchange available to that Finance Party at the time of its receipt of that Sum.

Each Borrower waives and shall procure that the Guarantor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2                                 Other indemnities

14.2.1                      The Borrowers shall, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(a)                                         the occurrence of any Event of Default;

(b)                                         a failure by a Borrower to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 27 (Sharing among the Finance Parties);

(c)                                          funding, or making arrangements to fund, a Drawing following delivery by the Borrowers of a Drawdown Request but that Drawing not being advanced by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by a Finance Party alone); or

(d)                                         a Drawing (or part of a Drawing) not being prepaid in accordance with a notice of prepayment given by the Borrowers.

14.2.2                      The Borrowers shall promptly indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate (each such person for the purposes of this Clause 14.2 an “Indemnified Person”) against any cost, loss or liability incurred by that Indemnified Person pursuant to or in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry, in connection with or arising out of the entry into and the transactions contemplated by the Finance Documents, having the benefit of any Encumbrance constituted by the Finance Documents or which relates to the condition or operation of, or any incident occurring in relation to, a Vessel, unless such cost, loss or liability is caused by the gross negligence or wilful misconduct of that Indemnified Person.

14.2.3                      Subject to any limitations set out in Clause 14.2.2, the indemnity in that Clause shall cover any cost, loss or liability incurred by each Indemnified Person in any jurisdiction:

(a)                                         arising or asserted under or in connection with any breach of law by Borrowers or an Affilate relating to safety at sea, the ISM Code, any Environmental Law or any Sanctions; or

(b)                                         in connection with any Environmental Claim.

14.3                                 Indemnity to the Agent   The Borrowers shall promptly indemnify the Agent against:

14.3.1                      any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)                                         investigating any event which it reasonably believes is a Default; or

(b)                                         acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(c)                                          instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; and

14.3.2                      any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 28.12 (Disruption to Payment Systems etc.) notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents.

14.4                                 Indemnity to the Security Agent   The Borrowers shall promptly indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of:

14.4.1                      any failure by the Borrowers to comply with their obligations under Clause 16 (Costs and Expenses);

14.4.2                      acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised;

14.4.3                      the taking, holding, protection or enforcement of the Security Documents;

14.4.4                      the exercise of any of the rights, powers, discretions, authorities and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law;

14.4.5                      any default by any Security Party in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; or

14.4.6                      acting as Security Agent, Receiver or Delegate under the Finance Documents or which otherwise relates to any of the Charged Property

(otherwise, in each case, than by reason of the relevant Security Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct).

14.5                                 Indemnity survival   The indemnities contained in this Agreement shall survive repayment of the Loan.

15                                           Mitigation by the Lenders

15.1                                 Mitigation   Each Finance Party shall, in consultation with the Borrowers, take all reasonable steps to mitigate any circumstances which arise and which would result in all or any part of the Loan ceasing to be available or any amount becoming payable under or pursuant to any of Clause 7.1 (Illegality), Clause 12 (Tax Gross Up and Indemnities) or Clause 13 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.  The above does not in any way limit the obligations of any Security Party under the Finance Documents.

15.2                                 Limitation of liability   The Borrowers shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).  A Finance Party is not obliged to take any steps under Clause 15.1 if, in its opinion (acting reasonably), to do so might be prejudicial to it.

16                                           Costs and Expenses

16.1                                 Transaction expenses   The Borrowers shall promptly on demand pay the Agent, the Security Agent and the Arranger the amount of all costs and expenses (including legal fees) reasonably incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate) in connection with:

16.1.1                      the negotiation, preparation, printing, execution, syndication and perfection of this Agreement and any other documents referred to in this Agreement;

16.1.2                      the negotiation, preparation, printing, execution and perfection of any other Finance Documents executed after the date of this Agreement;

16.1.3                      any other document which may at any time be required by a Finance Party to give effect to any Finance Document or which a Finance Party is entitled to call for or obtain under any Finance Document (including, without limitation, any valuation of a Vessel); and

16.1.4                      any discharge, release or reassignment of any of the Security Documents.

16.2                                 Amendment costs   If (a) a Security Party requests an amendment, waiver or consent or (b) an amendment is required under Clause 28.11 (Change of currency), the Borrowers shall, within three Business Days of demand, reimburse each of the Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent and the Security Agent (and, in the case of the Security Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

16.3                                 Agent and Security Agent’s management time and additional remuneration   Any amount payable to the Agent under Clause 14.3 (Indemnity to the Agent) or to the Security Agent under Clause 14.4 (Indemnity to the Security Agent) or to either of them under this Clause 16 or Clause 25.11 (Lenders’ indemnity to the Agent) shall include the cost of utilising the management time or other resources of the Agent or the Security Agent (as the case may be) and will be calculated on the basis of such reasonable daily or hourly rates as the Agent or the Security Agent may notify to the Borrowers and the Lenders, and is in addition to any other fee paid or payable to the Agent or the Security Agent.

16.4                                 Enforcement and preservation costs   The Borrowers shall, within three Business Days of demand, pay to each Finance Party and each other Secured Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Security Documents or enforcing those rights including (without limitation) any losses, costs and expenses which that Finance Party or other Secured Party may from time to time sustain, incur or become liable for by reason of that Finance Party or other Secured Party being mortgagee of a Vessel and/or a lender to a Borrower, or by reason of that Finance Party or other Secured Party being deemed by any court or authority to be an operator or controller, or in any way concerned in the operation or control, of a Vessel.

16.5                                 Other costs   The Borrowers shall, within three Business Days of demand, pay to each Finance Party and each other Secured Party the amount of all sums which that Finance Party or other Secured Party may pay or become actually or contingently liable for on account of a Borrower in connection with a Vessel (whether alone or jointly or jointly and severally with any other person) including (without limitation) all sums which that Finance Party or other Secured Party may pay or guarantees which it may give in respect of the Insurances, any expenses incurred by that Finance Party or other Secured Party in connection with the maintenance or repair of a Vessel or in discharging any lien, bond or other claim relating in any way to a Vessel, and any sums which that Finance Party or other Secured Party may pay or guarantees which it may give to procure the release of a Vessel from arrest or detention.

Section 7                                             Security and Application of Moneys

17                                          Security Documents and Application of Moneys

17.1                                 Security Documents   As security for the payment of the Indebtedness, the Borrowers shall execute and deliver to the Security Agent or cause to be executed and delivered to the Security Agent (and in the case of any Additional Vessels, as a conditions precedent to an increase in the Commitments pursuant to Clause 2.2 (Increase)) the following documents in such forms and containing such terms and conditions as the Security Agent shall require:

17.1.1                      first preferred or priority statutory mortgages over the Original Vessels (and in the case of an increase in the Commitments pursuant to Clause 2.2 (Increase), the Additional Vessels), together with (if applicable) collateral deeds of covenant;

17.1.2                      first priority deeds of assignment of the Insurances, Earnings, Charters and Requisition Compensation of the Original Vessels (and in the case of an increase in the Commitments pursuant to Clause 2.2 (Increase), the Additional Vessels), from the Borrowers;

17.1.3                      a guarantee and indemnity from the Guarantor;

17.1.4                      a first priority deed or deeds of charge or pledge (as applicable) in respect of all amounts from time to time standing to the credit of the Accounts and an account control agreement or agreements providing for the “control” (as such term is used in Article 9 of the UC of the State of New York) of the Accounts by the Security Agent; and

17.1.5                      first priority charges of all the issued shares of the Borrowers.

17.2                                 Earnings Accounts   The Borrowers shall maintain the Accounts with the Account Holder for the duration of the Facility Period free of Encumbrances and rights of set off other than those created by or under the Finance Documents.

17.3                                 Earnings   Each Borrower shall procure that all Earnings (after deduction only of Operating Expenses) and any Requisition Compensation in respect of its Vessel are credited to the relevant Earnings.  Transfers between Earnings Accounts are permitted.

17.4                                 Debt Service Reserve   The Debt Service Reserve shall be used to meet shortfalls in debt service provided that the Borrowers have exhausted all other lines of available liquidity and the Borrowers shall maintain the Debt Service Reserve in the Earnings Account for m.v. “GENCO COMMODUS” (or such other earnings account as may be agreed by the Lenders from time to time) or in available but undrawn working capital lines, provided that no Debt Service Reserve will be required to be maintained from 7 April 2017 and for the remaining Facility Period if at any time on or after 7 April 2017 the VTL Coverage is tested (i) there is no Default which is continuing, (ii) all the covenants set out in Clause 20 (Financial Covenants) are complied with and (iii) the VTL Coverage is at least 175%.  For the purposes of this Clause only, the VTL Coverage shall be tested on the amount of the Loan then outstanding and any undrawn Commitments.

17.5                                 Borrowers’ obligations not affected   If for any reason the amount standing to the credit of the Accounts is insufficient to repay any Drawing or to make any payment of interest when due, the Borrowers’ obligation to repay that Drawing or to make that payment of interest shall not be affected.

17.6                                Release of surplus   Subject always to the satisfaction of the minimum liquidity requirements set out in Clause 20.1 (Financial covenants) in respect of each and all Earnings Accounts, any amount remaining to the credit of each Earnings Account shall (unless a Default is continuing) be released to or to the order of the Borrowers.

17.7                                 Restriction on withdrawal   During the Facility Period no sum may be withdrawn from the Accounts (except in accordance with this Clause 17) without the prior written consent of the Security Agent.  The Accounts shall not be overdrawn.

17.8                                 Relocation of Accounts   On and at any time after the occurrence of a Default which is continuing, the Security Agent may without the consent of the Borrowers instruct the Account Holder to relocate either or both of the Accounts to any other branch of the Account Holder, without prejudice to the continued application of this Clause 17 and the rights of the Finance Parties under the Finance Documents.

17.9                                 Access to information   The Borrowers agree that the Security Agent (and its nominees) may from time to time during the Facility Period review the records held by the Account Holder (whether in written or electronic form) in relation to the Accounts, and irrevocably waive any right of confidentiality which may exist in relation to those records.

17.10                          Statements   Without prejudice to the rights of the Security Agent under Clause 17.9 (Access to information), the Borrowers shall procure that the Account Holder provides to the Security Agent, no less frequently than each calendar month during the Facility Period, written statements of account showing all entries made to the credit and debit of each of the Accounts during the immediately preceding calendar month.

17.11                          Application after acceleration   From and after the giving of notice to the Borrowers by the Agent under Clause 22.1.22(a) (Acceleration), the Borrowers shall procure that all sums from time to time standing to the credit of either of the Accounts are immediately transferred to the Security Agent or any Receiver or Delegate for application in accordance with Clause 17.12 (Application of moneys by Security Agent) and the Borrowers irrevocably authorise the Security Agent to instruct the Account Holder to make those transfers.

17.12                          Application of moneys by Security Agent   The Borrowers and the Finance Parties irrevocably authorise the Security Agent or any Receiver or Delegate to apply all moneys which it receives and is entitled to receive:

17.12.1                         pursuant to a sale or other disposition of a Vessel or any right, title or interest in a Vessel; or

17.12.2                         by way of payment of any sum in respect of the Insurances, Earnings or Requisition Compensation; or

17.12.3                         by way of transfer of any sum from either of the Accounts; or

17.12.4                         otherwise under or in connection with any Security Document,

in or towards satisfaction of the Indebtedness in the following order:

17.12.5                         first, any unpaid fees, costs, expenses and default interest due to the Agent and the Security Agent (and, in the case of the Security Agent, to any Receiver or Delegate) under all or any of the Finance Documents, such application to be apportioned between the Agent and the Security Agent pro rata to the aggregate amount of such items due to each of them;

17.12.6                         second, any unpaid fees, costs, expenses (including any sums paid by the Lenders under Clause 25.11 (Indemnity)) of the Lenders due under this Agreement, such application to be apportioned between the Lenders pro rata to the aggregate amount of such items due to each of them;

17.12.7                         third, any accrued but unpaid default interest due to the Lenders under this Agreement, such application to be apportioned between the Lenders pro rata to the aggregate amount of such default interest due to each of them;

17.12.8                         fourth, any other accrued but unpaid interest due to the Lenders under this Agreement, such application to be apportioned between the Lenders pro rata to the aggregate amount of such interest due to each of them;

17.12.9                         fifth, any principal of the Loan due and payable but unpaid under this Agreement, such application to be apportioned between the Lenders pro rata to the aggregate amount of such principal due to each of them; and

17.12.10                  sixth, any other sum due and payable to any Finance Party but unpaid under all or any of the Finance Documents, such application to be apportioned between the Finance Parties pro rata to the aggregate amount of any such sum due to each of them;

Provided that the balance (if any) of the moneys received shall be paid to the Security Parties from whom or from whose assets those sums were received or recovered or to any other person entitled to them.

17.13                          Retention on account   Moneys to be applied by the Security Agent or any Receiver or Delegate under Clause 17.12 (Application of moneys by Security Agent) shall be applied as soon as practicable after the relevant moneys are received by it, or otherwise become available to it, save that (without prejudice to any other provisions contained in any of the Security Documents) the Security Agent or any Receiver or Delegate may retain any such moneys by crediting them to a suspense account for so long and in such manner as the Security Agent or such Receiver or Delegate may from time to time determine with a view to preserving the rights of the Finance Parties or any of them to prove for the whole of the Indebtedness (or any relevant part) against the Borrowers or any of them or any other person liable.

17.14                          Additional security   If at any time the aggregate of the Market Value of the Vessels and the value of any additional security provided pursuant to this Clause 17.14 determined conclusively by appropriate advisers appointed by the Agent (in the case of other charged assets), and determined by the Agent in its discretion (in all other cases)) for the time being provided to the Security Agent under this Clause 17.14 is less than 140% of the amount of the Loan then outstanding, less any cash amounts standing to the credit of the Debt Service Account (the “VTL Coverage”), the Borrowers shall, within 30 days of the Agent’s request, at the Borrower’s option:

17.14.1               pay to the Security Agent or to its nominee a cash deposit in the amount of the shortfall to be secured in favour of the Security Agent as additional security for the payment of the Indebtedness; or

17.14.2               give to the Security Agent other additional security in amount and form acceptable to the Security Agent in its discretion, it being agreed that security over Fleet Vessels with an Approved Flag is security acceptable to the Security Agent; or

17.14.3               prepay one or more outstanding Drawings to the extent required to eliminate the shortfall.

Any prepayment made under this Clause 17.14 shall satisfy the obligations under Clause 6.1 (Repayment of each Drawing) in inverse order of maturity. Clause 7.9 (Restrictions) shall apply, mutatis mutandis, to any prepayment made under this Clause 17.14.  The value of any additional security provided shall in the case of cash deposit be the face amount of the deposit, in the case of a Vessel be determined in the same manner as the Market Value of the Vessels and in the case of other security shall be determined by the Agent in its absolute discretion.

If, at any time after the Borrowers have provided additional security in accordance with the Agent’s request under this Clause 17.14, the Agent shall determine when testing compliance with the VTL Coverage that all or any part of that additional security may be released without resulting in a shortfall in the VTL Coverage, then, provided that no Default is continuing, the Security Agent shall effect a release of all or any part of that additional security in accordance with the Agent’s instructions, but this shall be without prejudice to the Agent’s right to make a further request under this Clause 17.14 should the value of the remaining security subsequently merit it.

17.15                          Fleet Vessels The Fair Market Value of a Fleet Vessel (other than a Vessel) shall be determined, pursuant to any required methodology in accordance with any contractual obligation addressing the manner in which such Fleet Vessel is to be appraised or valued (or if there is no such other required methodology, in a manner mutually acceptable to the Borrowers and the Agent).

17.16                          Fleet Vessels Valuations  Notwithstanding the terms contained in Clause 17.15 (Fleet Vessels), all valuations of any Fleet Vessel shall be made on the basis of a charter-free sale for prompt delivery for cash at arm’s length, on normal commercial terms as between a willing buyer and a willing seller by an Approved Shipbroker or such approved shipbrokers as defined in other loan facilities to the Guarantor or any other member of the Group.

17.17                          Cost of valuations The VTL Coverage in respect of each Vessel shall be determined semi-annually in each calendar year on the second and fourth Quarter Date commencing from 30 June 2015, in each case at the cost of the Borrowers.  The Fair Market Value of the Fleet Vessels shall be determined for the purposes of determining the Value Adjusted Total Assets quarterly (based on semi-annual valuations in each calendar year to be taken on the second and fourth Quarter Date) commencing from 30 June 2015, in each case at the cost of the Borrowers.

The Agent shall, however, be at liberty to assess, at no cost to the Borrowers, the VTL Coverage in respect of each Vessel at any time during the Facility Period and at such frequency as the Agent shall think necessary in its absolute discretion, unless a Default which is continuing has occurred or a mandatory prepayment event as detailed in Clause 7.5 (Mandatory prepayment on Sale or Total Loss) has occurred or if the Lender proves a shortfall in the VTL Coverage in which circumstance the Borrowers shall be responsible for all costs and expenses incurred by the Agent in obtaining any valuations for the purposes of assessing such values.

Section 8                                             Representations, Undertakings and Events of Default

18                                           Representations

18.1                                 Representations   Each Borrower makes, and shall procure the Guarantor shall make, the representations and warranties set out in this Clause 18 to each Finance Party.

18.1.1                      Status   Each of the Security Parties:

(a)                                         is a limited liability corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation; and

(b)                                         has the power to own its assets and carry on its business as it is being conducted.

18.1.2                      Binding obligations   Subject to the Legal Reservations:

(a)                                         the obligations expressed to be assumed by each of the Security Parties in each of the Relevant Documents to which it is a party are legal, valid, binding and enforceable obligations; and

(b)                                         (without limiting the generality of Clause 18.1.2(a)) each Security Document to which it is a party creates the security interests which that Security Document purports to create and those security interests are valid and effective.

18.1.3                      Non-conflict with other obligations   The entry into and performance by each of the Security Parties of, and the transactions contemplated by, the Relevant Documents do not conflict with:

(a)                                         any law or regulation applicable to such Security Party;

(b)                                         the constitutional documents of such Security Party; or

(c)                                          any agreement or instrument binding upon such Security Party or any of such Security Party’s assets or constitute a default or termination event (however described) under any such agreement or instrument.

18.1.4                      Power and authority

(a)                                         Each of the Security Parties has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Relevant Documents to which it is or will be a party and the transactions contemplated by those Relevant Documents.

(b)                                         No limit on the powers of any Security Party will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Relevant Documents to which it is a party.

18.1.5                      Validity and admissibility in evidence   All Authorisations required or desirable:

(a)                                         to enable each of the Security Parties lawfully to enter into, exercise its rights and comply with its obligations in the Relevant Documents to which it is a party or to enable each Finance Party to enforce and exercise all its rights under the Relevant Documents; and

(b)                                         to make the Relevant Documents to which any Security Party is a party admissible in evidence in its Relevant Jurisdictions,

have been obtained or effected and are in full force and effect, with the exception only of the registrations referred to in Part II of Schedule 2 (Conditions Subsequent).

18.1.6                      Governing law and enforcement

(a)                                         The choice of governing law of any Finance Document will be recognised and enforced in the Relevant Jurisdictions of each relevant Security Party.

(b)                                         Any judgment obtained in relation to any Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in the Relevant Jurisdictions of each relevant Security Party.

18.1.7                      Insolvency   No corporate action, legal proceeding or other procedure or step described in Clause 22.1.7 (Insolvency proceedings) or creditors’ process described in Clause 22.1.8 (Creditors’ process) has been taken or, to the knowledge of any Borrower, threatened in relation to a Security Party; and none of the circumstances described in Clause 22.1.6 (Insolvency) applies to a Security Party.

18.1.8                      No filing or stamp taxes   Under the laws of the Relevant Jurisdictions of each relevant Security Party it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in any of those jurisdictions or that any stamp, registration, notarial or similar tax or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except registration of each Mortgage at the Ships Registry where title to the relevant Vessel is registered in the ownership of the relevant Borrower and payment of associated fees, which registrations, filings, taxes and fees will be made and paid promptly after the date of the relevant Finance Document.

18.1.9                      No default

(a)                                         No Event of Default and, on the date of this Agreement and each Drawdown Date, no Default is continuing or is reasonably likely to result from the advance of a Drawing or the entry into, the performance of, or any transaction contemplated by, any of the Relevant Documents.

(b)                                         No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (howsoever described) under any other agreement or instrument which is binding on any of the Security Parties or to which its assets are subject which has or is reasonably likely to have a Material Adverse Effect.

18.1.10               No misleading information   Save as disclosed in writing to the Agent and the Arranger prior to the date of this Agreement (or, in relation to the Information Memorandum, prior to the date of the Information Memorandum):

(a)                                         any factual information contained in the Information Memorandum was true and accurate in all material respects as at the date of the relevant report or document containing the information or (as the case may be) as at the date the information is expressed to be given;

(b)                                         any financial projection or forecast contained in the Information Memorandum has been prepared on the basis of recent historical information and on the basis of reasonable assumptions and was fair (as at the date of the relevant report or document containing the projection or forecast) and arrived at after careful consideration;

(c)                                          the expressions of opinion or intention provided by or on behalf of any of the Security Parties for the purposes of the Information Memorandum were made after careful consideration and (as at the date of the relevant report or document containing the expression of opinion or intention) were fair and based on reasonable grounds;

(d)                                         no event or circumstance has occurred or arisen and no information has been omitted from the Information Memorandum and no information has been given or withheld that results in the information, opinions, intentions, forecasts or projections contained in the Information Memorandum being untrue or misleading in any material respect;

(e)                                          all material information provided to a Finance Party by or on behalf of any of the Security Parties on or before the date of this Agreement and not superseded before that date is accurate and not misleading in any material respect and all projections provided to any Finance Party on or before the date of this Agreement have been prepared in good faith on the basis of assumptions which were reasonable at the time at which they were prepared and supplied; and

(f)                                           all other written information provided by any of the Security Parties (including its advisers) to a Finance Party was true, complete and accurate in all material respects as at the date it was provided and is not misleading in any respect.

18.1.11               Financial statements

(a)                                         The Original Financial Statements were prepared in accordance with GAAP consistently applied.

(b)                                         The unaudited Original Financial Statements fairly represent each Security Party’s and the Group’s financial condition and results of operations for the relevant financial quarter.

(c)                                          The audited Original Financial Statements give a true and fair view of the Guarantor’s financial condition and results of operations during the relevant financial year.

(d)                                         There has been no material adverse change in any Security Party’s assets, business or financial condition (or the assets, business or consolidated financial condition of the Group, in the case of the Parent) since the date of the Original Financial Statements.

(e)                                          Each Security Party’s most recent financial statements delivered pursuant to Clause 19.1 (Financial statements):

(i)                                              have been prepared in accordance with GAAP as applied to the Original Financial Statements; and

(ii)                                           give a true and fair view of (if audited) or fairly represent (if unaudited) its consolidated financial condition as at the end of, and consolidated results of operations for, the period to which they relate.

(f)                                           Since the date of the most recent financial statements delivered pursuant to Clause 19.1 (Financial statements) there has been no material adverse change in the business, assets or financial condition of any of the Security Parties or any other member of the Group.

18.1.12               No proceedings pending or threatened   No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, are reasonably likely to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against any of the Security Parties.

18.1.13               No breach of laws   None of the Security Parties has breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

18.1.14               Environmental laws

(a)                                         Each of the Security Parties is in compliance with Clause 21.3 (Environmental compliance) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect.

(b)                                         No Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against any of the Security Parties where that claim has or is reasonably likely, if determined against that Security Party, to have a Material Adverse Effect.

18.1.15               Taxation

(a)                                         None of the Security Parties is materially overdue in the filing of any Tax returns or is overdue in the payment of any amount in respect of Tax.

(b)                                         No claims or investigations are being, or are reasonably likely to be, made or conducted against any of the Security Parties with respect to Taxes.

(c)                                          Each of the Security Parties is resident for Tax purposes only in its Original Jurisdiction.

18.1.16               Anti-corruption law   Each of the Security Parties and each Affiliate of any of them has conducted its businesses in compliance with applicable anti-corruption laws and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

18.1.17               No Encumbrance or Financial Indebtedness

(a)                                         No Encumbrance exists over all or any of the present or future assets of any Borrower.

(b)                                         No Borrower has any Financial Indebtedness outstanding other than as permitted by this Agreement.

18.1.18               Pari passu ranking   The payment obligations of each of the Security Parties under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

18.1.19               No adverse consequences

(a)                                         It is not necessary under the laws of the Relevant Jurisdictions of any of the Security Parties:

(i)                                              in order to enable any Finance Party to enforce its rights under any Finance Document; or

(ii)                                           by reason of the execution of any Finance Document or the performance by it of its obligations under any Finance Document,

that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in any of the Relevant Jurisdictions of any of the Security Parties.

(b)                                         No Finance Party is or will be deemed to be resident, domiciled or carrying on business in any of the Relevant Jurisdictions of any of the Security Parties  by reason only of the execution, performance and/or enforcement of any Finance Document.

18.1.20               Disclosure of material facts   No Borrower is aware of any material facts or circumstances which have not been disclosed to the Agent and which might, if disclosed, have adversely affected the decision of a person considering whether or not to make loan facilities of the nature contemplated by this Agreement available to the Borrowers.

18.1.21               Completeness of Relevant Documents   The copies of any Relevant Documents provided or to be provided by the Borrowers to the Agent in accordance with Clause 4 (Conditions of Utilisation) are, or will be, true and accurate copies of the originals and represent, or will represent, the full agreement between the parties to those Relevant Documents in relation to the subject matter of those Relevant Documents and there are no commissions, rebates, premiums or other payments due or to become due in connection with the subject matter of those Relevant Documents other than in the ordinary course of business or as disclosed to, and approved in writing by, the Agent.

18.1.22               No Immunity   No Security Party or any of its assets is immune to any legal action or proceeding.

18.1.23               Money laundering   Any borrowing by a Borrower under this Agreement, and the performance of its obligations under this Agreement and under the other Finance Documents, will be for its own account and will not involve any breach by it of any law or regulatory measure relating to “money laundering” as defined in Article 1 of the Directive (2005/EC/60) of the European Parliament and of the Council of the European Communities.

18.1.24               Sanctions   As regards Sanctions:

(a)                                         None of the Security Parties or any Affiliate of any of them is a Restricted Person or is owned or controlled by, or acting directly or indirectly on behalf of or for the benefit of, a Restricted Person and none of such persons owns or controls a Restricted Person.

(b)                                         No proceeds of the Loan shall be made available, directly or indirectly, to or for the benefit of a Restricted Person in violation applicable Sanctions laws, or otherwise shall be, directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions.

(c)                                          Each of the Security Parties and each Affiliate of any of them is in material compliance with all applicable Sanctions.

18.2                                 Repetition   Each Repeating Representation is deemed to be repeated by each Borrower by reference to the facts and circumstances then existing on the date of each Drawdown Request, on each Drawdown Date, on the first day of each Interest Period and, in the case or those contained in Clauses 18.1.11(d) and 18.1.11(f) (Financial statements) and for so long as any amount is outstanding under the Finance Documents or any Commitment is in force, on each day.

19                                          Information Undertakings

The undertakings in this Clause 19 remain in force for the duration of the Facility Period.

19.1                                 Financial statements   The Borrowers shall procure that the Guarantor shall supply to the Agent as soon as the same become available, but in any event within ninety (90) days after the end of each of its financial years:

19.1.1                      the Guarantor’s audited consolidated (so as to include inter alia the Borrowers and Baltic Trading Limited and its Subsidiaries) financial statements for that financial year;

19.1.2                      Baltic Trading Limited’s audited consolidated financial statements for that financial year (if applicable);

19.1.3                      the Guarantor’s unaudited financial statements for that financial year (including the Borrowers and the other Subsidiaries of the Borrower but excluding Baltic Trading Limited and its Subsidiaries) together with the calculations and documentation that the Agent and the Security Agent may deem necessary in order to make the necessary reconciliations and off-setting against the financial statements referred to in Clause 19.1.1 and 19.1.2 above; and

19.1.4                      each Borrower’s annual management accounts (balance sheet and profit and loss accounts) at the time that the relevant Compliance Certificate is presented pursuant to Clause 19.3 (Compliance Certificate).

19.2                                 Interim financial statements   The Borrowers shall procure that the Guarantor shall, and shall procure that each Borrower shall, supply to the Agent as soon as the same become available, but in any event within forty five (45) days after the end of each quarter during each of its financial years:

19.2.1                      the Guarantor’s consolidated (so as to include inter alia the Borrowers and Baltic Trading Limited and its Subsidiaries) quarterly financial statements for that quarter;

19.2.2                      Baltic Trading Limited’s unaudited consolidated financial statements for that quarter (if applicable);

19.2.3                      the Guarantor’s unaudited financial statements for that quarter (including the Borrowers and the other Subsidiaries of the Guarantor but excluding Baltic Trading Limited and its Subsidiaries) together with the calculations and documentation that the Agent and the Security Agent may deem necessary in order to make the necessary reconciliations and off-setting against the financial statements referred to in Clause 19.2.1 and 19.2.2 above; and

19.2.4                      each Borrower’s quarterly management accounts (balance sheet and profit and loss accounts) at the time that the relevant Compliance Certificate is presented pursuant to Clause 19.3 (Compliance Certificate).

19.3                                 Compliance Certificate

19.3.1                      The Borrowers shall procure that the Guarantor shall supply to the Agent, with each set of its annual financial statements delivered pursuant to Clause 19.1 (Financial statements) and each set of its quarterly financial statements delivered pursuant to Clause 19.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 20 (Financial Covenants) as at the date as at which those financial statements were drawn up.

19.3.2                      The Borrowers shall procure that each Compliance Certificate shall be signed by an authorised officer of the Guarantor.

19.3.3                      The Borrowers shall procure that if prior to the delivery of any Compliance Certificate by the Guarantor, the Guarantor becomes aware that the financial covenants detailed in Clause 20 (Financial Covenants) (or any of them) will not be complied with, the Borrowers shall promptly notify the Agent accordingly.

19.4                                 Requirements as to financial statements

Each set of financial statements delivered by the Chief Financial Officer under Clause 19.1 (Financial statements):

19.4.1                      shall be certified by the Chief Financial Officer as giving a true and fair view of (in the case of annual financial statements), or fairly representing (in other cases), its financial condition as at the date as at which those financial statements were drawn up;

19.4.2                      shall be prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in GAAP, the accounting practices or reference periods and its auditors deliver to the Agent:

(a)                                         a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which the Original Financial Statements were prepared; and

(b)                                         sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Agent to determine whether Clause 20 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

19.5                                 Information: miscellaneous   Each Borrower shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests, except in the case of Clause 19.5.1 where such documents are publicly filed with the SEC):

19.5.1                      at the same time as they are dispatched, copies of all documents dispatched by that Borrower to its shareholders generally (or any class of them) or dispatched by that Borrower or any other Security Party to its creditors generally (or any class of them);

19.5.2                      promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any Security Party, and which, if adversely determined, are reasonably likely to have a Material Adverse Effect;

19.5.3                      promptly, such information as the Security Agent may reasonably require about the Charged Property and compliance of the Security Parties with the terms of any Security Documents including without limitation cash flow analyses and details of the operating costs of any Vessel and annual inspection certificates (including any annual inspection report (if required by the Agent); and

19.5.4                      promptly on request, such further information regarding the financial condition, assets and operations of any Security Party (including any requested amplification or explanation of any item in the financial statements, budgets or other material provided by any Security Party under this Agreement and an up to date copy of its shareholders’ register (or equivalent in its Original Jurisdiction)) as any Finance Party through the Agent may reasonably request.

19.6                                 Notification of default

19.6.1                      Each Borrower shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

19.6.2                      Promptly upon a request by the Agent, each Borrower shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

19.7                                 “Know your customer” checks

19.7.1                      If:

(a)                                         the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(b)                                         any change in the status of a Security Party after the date of this Agreement; or

(c)                                          a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Agent or any Lender (or, in the case of Clause 19.7.1(c), any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Borrower shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in Clause 19.7.1(c), on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in Clause 19.7.1(c), any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

19.7.2                      Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

19.7.3                      The Borrowers shall, by not less than ten Business Days’ prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of the intention to request that any other member of the Group becomes an Additional Borrower pursuant to Clause 24 (Changes to the Security Parties)

19.7.4                      Following the giving of any notice pursuant to Clause 19.7.3, if the accession of such Additional Borrower obliges the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrowers shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such member of the Group to this Agreement as an Additional Borrower.

19.8                                 USA Patriot Act Notice   Each Lender hereby notifies each Borrower that pursuant to the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub.: 107-56 (signed into law October 26, 2001) (the “Patriot Act”) it is required to obtain, verify, and record information that identifies each Borrower, which information includes the name of each Borrower and other information that will allow such Lender to identify each Borrower in accordance with the Patriot Act, and each Borrower agrees to provide such information from time to time to any Lender.

20                                           Financial Covenants

20.1                                 At each and all times during the Facility Period, the Borrowers shall maintain cash in the Earnings Accounts for m.v. “GENCO COMMODUS” free of Encumbrances (other than in favour of the Security Agent) in an amount of not less than $750,000 per mortgaged Vessel which is subject to a Mortgage in favour of the Security Agent.

20.2                                 At each and all times during the Facility Period the Borrowers shall procure that the Guarantor shall, in respect of the Guarantor only:

(a)                                         maintain cash and Cash Equivalents (including available but undrawn working capital lines with an availability period of more than 6 months) in an amount of not less than $750,000 per Fleet Vessel of which a minimum amount of $25,000,000 shall be in Cash and Cash Equivalents (excluding available working capital lines); and

(b)                                         not permit its maximum Leverage to exceed seventy per cent (70%); and

(c)                                          not permit its Consolidated Net Worth to be less than the Minimum Consolidated Net Worth,

which covenants shall be tested upon receipt of the interim financial statements delivered to the Agent pursuant to Clause 19.2 (Interim financial statements) for a period ending on each Quarter Date for the first three Quarter Dates in each financial year and on the final Quarter Date in each calendar year upon receipt of the annual financial statements delivered pursuant to Clause 19.1.1 (Financial Statements).

20.3                                 In the event that any member of the Group enters into a revolving or term loan facility in respect of the Vessels with other lenders or financial institutions (where such loan facility has a structure that is considered usual and customary of a ship finance facility), on terms and conditions such that any financial covenants analogous to the covenants set out in Clause 20.1 or Clause 20.2 or the margin under such loan facility are, in the Agent’s opinion, on more favourable terms to those lenders or financial institutions, the Borrowers and the Guarantor undertake to provide the same terms and conditions to the Finance Parties on the terms and conditions to be agreed between the Agent (acting on the instructions of all the Lenders), the Borrowers and the Guarantor.  In addition, should the lenders or financial institutions under other existing loan facilities (outstanding at the time of signing of this Agreement) to the Guarantor or any other member of the Group not provide a waiver of certain covenants that the Guarantor has requested, such covenants shall apply under this Agreement on the terms and conditions to be agreed between the Agent (acting on the instructions of the Lenders), the Borrowers and the Guarantor.

21                                           General Undertakings

The undertakings in this Clause 21 remain in force for the duration of the Facility Period.

21.1                                 Authorisations   Each Borrower shall, and shall procure that the Guarantor shall, promptly:

21.1.1                      obtain, comply with and do all that is necessary to maintain in full force and effect; and

21.1.2                      supply certified copies to the Agent of,

any Authorisation required under any law or regulation of a Relevant Jurisdiction to:

(a)                                         enable any Security Party to perform its obligations under the Finance Documents to which it is a party;

(b)                                         ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document; and

(c)                                          enable any Security Party to carry on its business where failure to do so has or is reasonably likely to have a Material Adverse Effect.

21.2                                 Compliance with laws

21.2.1                      Each Borrower shall, and shall procure that the Guarantor shall comply (and shall procure that each other Security Party and each Affiliate of any of them shall comply), in all respects with all laws to which it may be subject, if (except as regards Sanctions, to which Clause 21.2.2 applies, and anti-corruption laws, to which Clause 21.5 applies) failure so to comply has or is reasonably likely to have a Material Adverse Effect.

21.2.2                      Each Borrower shall, and shall procure that Guarantor shall, comply (and shall procure that each other Security Party and each Affiliate of any of them shall comply) in all respects with all Sanctions.

21.3                                 Environmental compliance

Each Borrower shall, and shall procure that the Guarantor shall:

21.3.1                      comply with all Environmental Laws;

21.3.2                      obtain, maintain and ensure compliance with all requisite Environmental Approvals; and

21.3.3                      implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has or is reasonably likely to have a Material Adverse Effect.

21.4                                 Environmental Claims

Each Borrower shall, and shall procure that the Guarantor shall, promptly upon becoming aware of the same, inform the Agent in writing of:

21.4.1                      any Environmental Claim against any of the Security Parties which is current, pending or threatened; and

21.4.2                      any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any of the Security Parties,

where the claim, if determined against that Security Party, has or is reasonably likely to have a Material Adverse Effect.

21.5                                Anti-corruption law

21.5.1                      Each Borrower shall, and shall procure that the Guarantor shall not (and shall procure that no other Security Party will) directly or indirectly use the proceeds of the Loan for any purpose which would breach the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions.

21.5.2                      Each Borrower shall, and shall procure that the Guarantor shall (and shall procure that each other Security Party shall):

(a)                                         conduct its businesses in material compliance with applicable anti-corruption laws; and

(b)                                         maintain policies and procedures designed to promote and achieve compliance with such laws.

21.6                                 Taxation

21.6.1                      Each Borrower shall, and shall procure that the Guarantor shall (and shall procure that each other Security Party shall) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(a)                                         such payment is being contested in good faith;

(b)                                         adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Agent under Clause 19.1 (Financial statements); and

(c)                                          such payment can be lawfully withheld and, in the case of the Guarantor only, failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

21.6.2                      No Borrower and no other Security Party may change its residence for Tax purposes.

21.7                                 Evidence of good standing   Each Borrower will from time to time if requested by the Agent provide the Agent with evidence in form and substance satisfactory to the Agent that the Security Parties and all corporate shareholders of any of the Security Parties remain in good standing.

21.8                                 Pari passu ranking   Each Borrower shall, and shall procure that the Guarantor shall, ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

21.9                                 Negative pledge

In this Clause 21.9 “Quasi-Security” means an arrangement or transaction described in Clause 21.9.2.

Except as permitted under Clause 21.9.3:

21.9.1                      No Borrower shall create nor permit to subsist any Encumbrance over any of its assets.

21.9.2                      No Borrower shall:

(a)                                         sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by a Security Party or any other member of the Group;

(b)                                         sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(c)                                          enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(d)                                         enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

21.9.3                      Clauses 21.9.1 and 21.9.2 do not apply to any Encumbrance or (as the case may be) Quasi-Security, which is a Permitted Encumbrance or a Permitted Transaction.

21.10                          Disposals

21.10.1               Except as permitted under Clause 21.10.2, no Borrower shall enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

21.10.2               Clause 21.10.1 does not apply to any sale, lease, transfer or other disposal which is a Permitted Transaction.

21.11                          Arm’s length basis

21.11.1               Except as permitted under Clause 21.11.2, no Borrower shall, and shall procure the Guarantor shall not enter into any transaction with any person except on arm’s length terms and for full market value.

21.11.2               The following transactions shall not be a breach of this Clause 21.11:

(a)                                         fees, costs and expenses payable under the Relevant Documents in the amounts set out in the Relevant Documents delivered to the Agent under Clause 4.1 (Initial conditions precedent) or agreed by the Agent;

(b)                                         any Permitted Transaction and any Permitted Loan;

(c)                                          customary director’s fees consistent with past practice.

(d)                                         employment agreements in the ordinary course of business; and

(e)                                          management fees received by the Guarantor, in the ordinary course of business and in line with market practice.

21.12                          Merger   No Borrower shall, and the Borrowers shall procure the Guarantor shall not, without the prior written consent of the Lenders (such consent not to be unreasonably withheld), enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction other than a Permitted Transaction.

21.13                          Change of business   No Borrower shall and the Borrowers shall procure the Guarantor shall not, make any substantial change to the general nature of its business from that carried on at the date of this Agreement.

21.14                          No other business   No Borrower shall (and the Borrowers shall procure that no other Security Party (other than the Guarantor) will) engage in any business other than the ownership, operation, chartering and management of the relevant Vessel.

21.15                          No acquisitions   No Borrower shall acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them) or incorporate a company.

21.16                          No Joint Ventures   No Borrower shall:

21.16.1                          enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture; or

21.16.2                          transfer any assets or lend to or guarantee or give an indemnity for or give security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing).

21.17                          No borrowings   No Borrower shall incur or allow to remain outstanding any Financial Indebtedness (except for the Loan) unless it is a Permitted Transaction or a Permitted Loan.

21.18                          No substantial liabilities   Except in the ordinary course of business, no Borrower shall incur any liability to any third party which is in the Agent’s opinion of a substantial nature.

21.19                          No loans or credit   No Borrower shall be a creditor in respect of any Financial Indebtedness unless it is a loan made in the ordinary course of business in connection with the chartering, operation or repair of the relevant Vessel or a Permitted Transaction or a Permitted Loan.

21.20                          No guarantees or indemnities   No Borrower shall incur or allow to remain outstanding any guarantee in respect of any obligation of any person unless it is a Permitted Transaction.

21.21                          No dividends

21.21.1               Except as permitted under Clause 21.21.2, the Borrower shall procure the Guarantor shall not:

(a)                                         declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(b)                                         repay or distribute any dividend or share premium reserve; or

(c)                                          redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so.

21.21.2               Clause 21.21.1 does not apply:

(a)                                         to a Permitted Transaction (other than one referred to in (b) of the definition of that term); and

(b)                                         in respect of the period from 7 April 2017 and for the remaining Facility Period, provided that if at any such time more than fifty per cent (50%) of the amount of the Loan has been advanced and remains outstanding, any dividend, charge, fee or other distribution detailed in Clause 21.21.1(a) or Clause 21.21.1(b) made by the Guarantor shall not exceed 50% of the Net Income of the Guarantor;

(c)                                          so long as the Borrowers are in compliance until the provisions of this Agreement, the Guarantor may authorise, declare and distribute a dividend of rights (as such term is defined and which are convertible into other securities as set forth in the Shareholder Rights Agreement) as contemplated by the Shareholder Rights Agreement.

21.22                          Inspection of records   Each Borrower will, and shall procure the Guarantor will, permit the inspection of its financial records and accounts as may be reasonably required from time to time by the Agent or its nominee.

21.23                          No change in Relevant Documents   No Borrower shall (and the Borrowers shall procure that no other Security Party will) amend, vary, novate, supplement, supersede, waive or terminate any term of, any of the Relevant Documents which are not Finance Documents, or any other document delivered to the Agent pursuant to Clause 4.1 (Initial conditions precedent) or Clause 4.2 (Further conditions precedent) or Clause 4.6 (Conditions subsequent) other than in relation to (i) a time charter or other contract of employment which is not capable of exceeding eighteen (18) months duration and (ii) non-material alterations to the terms of the Management Agreements (in respect of which (i) and (ii) no consent shall be required), provided there is no Default.

21.24                          Further assurance

21.24.1               Each Borrower shall (and shall procure that each other Security Party shall) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):

(a)                                         to perfect any Encumbrance created or intended to be created under or evidenced by the Security Documents (which may include the execution of a mortgage, charge, assignment or other Encumbrance over all or any of the assets which are, or are intended to be, the subject of the Security Documents) or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law;

(b)                                         to confer on the Security Agent or confer on the Finance Parties an Encumbrance over any property and assets of that Borrower (or that other

Security Party as the case may be) located in any jurisdiction equivalent or similar to the Encumbrance intended to be conferred by or pursuant to the Security Documents; and/or

(c)                                          to facilitate the realisation of the assets which are, or are intended to be, the subject of the Security Documents.

21.24.2               Each Borrower shall (and shall procure that each other Security Party shall) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Encumbrance conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents.

21.25                          Compliance with laws  Each Borrower shall, and shall procure the Guarantor shall materially comply in all respects with all applicable Sanctions.

21.26                          Sanctions

21.26.1               Each Borrower and the Guarantor undertakes that it and each director, officer, agent, employee or person acting on behalf of the Borrowers or the Guarantor, is not a Restricted Person and is not owned, controlled, or an agent of  a Restricted Person.

21.26.2               No Borrower nor the Guarantor shall use any revenue or benefit derived from any activity or dealing with a Restricted Person in breach of Sanctions in discharging any obligation due or owing to the Finance Parties.

21.26.3               Each Borrower and the Guarantor shall, to the extent permitted by law, promptly upon becoming aware of them supply to the Agent details of any claim, action, suit, proceedings or formal investigation against it brought by any Sanctions Authority, with respect to the activities of Borrower or Guarantor

21.27                          Use of proceeds   The Borrowers shall not, and will procure the Guarantor shall not, and shall not permit or authorise any other person to, directly or indirectly, make available any proceeds of the Loan to fund or facilitate trade, business or other activities (i) involving or for the benefit of any Restricted Person in breach of Sanctions or (ii) in any other manner that could result in any Borrower or the Guarantor or a Finance Party being in breach of any Sanctions or becoming a Restricted Person.

22                                          Events of Default

22.1                                 Events of Default   Each of the events or circumstances set out in this Clause 22.1 is an Event of Default.

22.1.1                      Non-payment   A Security Party does not pay on the due date any amount payable by it under a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)                                         its failure to pay is caused by:

(i)                                              administrative or technical error; or

(ii)                                           a Disruption Event; and

(b)                                         payment is made within 3 Business Days of its due date (in the case of (a)(i)).

22.1.2                      Other specific obligations

(a)                                         Any requirement of Clause 20 (Financial Covenants) is not satisfied.

(b)                                         A Security Party does not comply with any obligation in a Finance Document relating to the Insurances or with Clause 17.14 (Additional security).

22.1.3                      Other obligations

(a)                                         A Security Party does not comply with any provision of a Finance Document (other than those referred to in Clause 22.1.1 (Non-payment), Clause 22.1.2 (Other specific obligations) and 22.1.22 (Sanctions).

(b)                                         No Event of Default under this Clause 22.1.3 will occur if the failure to comply is capable of remedy and is remedied within ten Business Days of the earlier of (i) the Agent giving notice to the Borrowers and (ii) the Borrowers becoming aware of the failure to comply.

22.1.4                      Misrepresentation   Any representation or statement made or deemed to be repeated by a Security Party in any Finance Document or any other document delivered by or on behalf of a Security Party under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made.

22.1.5                      Cross default   Any Financial Indebtedness of a Security Party:

(a)                                         is not paid when due nor within any originally applicable grace period; or

(b)                                         is declared to be, or otherwise becomes, due and payable prior to its specified maturity as a result of an event of default (however described); or

(c)                                          is capable of being declared by a creditor to be due and payable prior to its specified maturity as a result of such an event.

No Event of Default will occur under this Clause 22.1.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within (a) to (c) is less than $1,000,000 in respect of a Borrower and $10,000,000 in respect of the Guarantor (or in each case its equivalent in any other currency or currencies).

22.1.6                      Insolvency

(a)                                         A Security Party is unable or admits inability to pay its debts as they fall due, is deemed to, or is declared to, be unable to pay its debts under applicable law, suspends or threatens to suspend making payments on any of its debts, or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)                                         The value of the assets of a Security Party is less than its liabilities (taking into account contingent and prospective liabilities).

(c)                                          A moratorium is declared in respect of any indebtedness of a Security Party.  If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

22.1.7                      Insolvency proceedings   Any corporate action, legal proceedings or other procedure or step is taken for:

(a)                                         the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, bankruptcy or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of a Security Party;

(b)                                         a composition, compromise, assignment or arrangement with any creditor of a Security Party;

(c)                                          the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager, or trustee or other similar officer in respect of a Security Party or any of its assets; or

(d)                                         enforcement of any Encumbrance over any assets of a Security Party,

or any analogous procedure or step is taken in any jurisdiction.

This Clause 22.1.7 shall not apply to (i) any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 30 days of commencement or (ii) any step or procedure contemplated by (b) of the definition of “Permitted Transaction”.

22.1.8                      Creditors’ process   Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of a Security Party having an aggregate value of $1,000,000.

22.1.9                      Unlawfulness and invalidity

(a)                                         It is or becomes unlawful for a Security Party to perform any of its obligations under the Finance Documents or any Encumbrance created or expressed to be created or evidenced by the Security Documents ceases to be effective.

(b)                                         Any obligation or obligations of any Security Party under any Finance Documents are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents.

(c)                                          Any Finance Document ceases to be in full force and effect or any Encumbrance created or expressed to be created or evidenced by the Security Documents ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective.

22.1.10               Cessation of business   A Security Party ceases, or threatens to cease, to carry on all or a substantial part of its business.

22.1.11               Expropriation   The authority or ability of a Security Party to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to a Security Party or any of its assets.

22.1.12               Repudiation and rescission of agreements

(a)                                         A Security Party rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or evidences an intention to rescind or repudiate a Finance Document.

(b)                                         Subject to Clause 22.1.12(c), any party to any of the Relevant Documents that is not a Finance Document rescinds or purports to rescind or repudiates or purports to repudiate that Relevant Document in whole or in part where to do so has or is, in the reasonable opinion of the Majority Lenders, likely to have a material adverse effect on the interests of the Lenders under the Finance Documents.

(c)                                          Any of the Management Agreements or a Charter is terminated, cancelled or otherwise ceases to remain in full force and effect at any time prior to its contractual expiry date and is not immediately replaced by a similar agreement in form and substance satisfactory to the Majority Lenders.

22.1.13               Conditions subsequent   Any of the conditions referred to in Clause 4.6 (Conditions subsequent) is not satisfied within the time reasonably required by the Agent.

22.1.14               Revocation or modification of Authorisation   Any Authorisation of any governmental, judicial or other public body or authority which is now, or which at any time during the Facility Period becomes, necessary to enable any of the Security Parties to comply with any of their obligations under any Relevant Document is not obtained, is revoked, suspended, withdrawn or withheld, or is modified in a manner which the Agent considers is, or may be, prejudicial to the interests of any Finance Party, or ceases to remain in full force and effect.

22.1.15               Reduction of capital   A Borrower reduces its authorised or issued or subscribed capital.

22.1.16               Loss of Vessel   A Vessel suffers a Total Loss or is otherwise destroyed or abandoned, or a similar event occurs in relation to any other vessel which may from time to time be mortgaged to the Security Agent as security for the payment of all or any part of the Indebtedness, except that a Total Loss (which term shall for the purposes of the remainder of this Clause 22.1.16 include an event similar to a Total Loss in relation to any other vessel) shall not be an Event of Default if:

(a)                                         that Vessel or other vessel is insured in accordance with the Security Documents and a claim for Total Loss is available under the terms of the relevant insurances; and

(b)                                         no insurer has refused to meet or has disputed the claim for Total Loss and it is not apparent to the Agent in its discretion that any such refusal or dispute is likely to occur; and

(c)                                          payment of all insurance proceeds in respect of the Total Loss is made in full to the Security Agent within 180 days of the occurrence of the casualty giving rise to the Total Loss in question or such longer period as the Agent may in its discretion agree.

22.1.17               Challenge to registration   The registration of a Vessel or a Mortgage is contested or becomes void or voidable or liable to cancellation or termination, or the validity or priority of a Mortgage is contested.

22.1.18               War   The country of registration of a Vessel becomes involved in war (whether or not declared) or civil war or is occupied by any other power and the Agent in its discretion considers that, as a result, the security conferred by any of the Security Documents is materially prejudiced.

22.1.19               Notice of determination   A Guarantor gives notice to the Security Agent to determine any obligations under the Guarantee.

22.1.20               Litigation   Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened in relation to the Relevant Documents or the transactions contemplated in the Relevant Documents or against a Security Party or its assets which have or are reasonably likely to have a Material Adverse Effect.

22.1.21               Material adverse change   Any event or circumstance occurs which the Majority Lenders reasonably believe has or is reasonably likely to have a Material Adverse Effect.

22.1.22               Sanctions

(a)                                         Any of the Security Parties or any Affiliate of any of them becomes a Restricted Person or becomes owned or controlled by, or acts directly or indirectly on behalf of, a Restricted Person or any of such persons becomes the owner or controller of a Restricted Person.

(b)                                         Any proceeds of the Loan are made available, directly or indirectly, to or for the benefit of a Restricted Person or otherwise is, directly or indirectly, applied in a manner or for a purpose prohibited by Sanctions.

(c)                                          Any of the Security Parties or any Affiliate of any of them is not in material compliance with all applicable Sanctions.

22.2                                 Acceleration   On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders:

22.2.1                      by notice to the Borrowers cancel the Total Commitments, at which time they shall immediately be cancelled, provided that in the case of an Event of Default under either of Clauses 22.1.6 (Insolvency) and 22.1.7 (Insolvency Proceedings) the Total Commitments shall be deemed immediately cancelled without notice or demand therefor;

22.2.2                      by notice to the Borrowers declare that the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents are immediately due payable, provided that in the case of an Event of Default under either of Clauses 22.1.6 (Insolvency) and 22.1.7 (Insolvency Proceedings) the Loan together with accrued interest and all other amounts accrued or outstanding under the Finance Documents shall be deemed immediately due and payable without notice or demand therefor;

22.2.3                      by notice to the Borrowers declare that the Loan is payable on demand, at which time it shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

22.2.4                      exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

Section 9                                             Changes to Parties

23                                           Changes to the Lenders

23.1                                 Assignments and transfers by the Lenders   Subject to this Clause 23, a Lender (the “Existing Lender”) may:

23.1.1                      assign any of its rights; or

23.1.2                      transfer by novation any of its rights and obligations,

under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).

23.2                                 Conditions of assignment or transfer

23.2.1                      An Existing Lender must consult with the Borrowers for no more than ten days before it may make an assignment or transfer in accordance with Clause 23.1 (Assignments and transfers by the Lenders) unless the assignment or transfer is:

(a)                                         to another Lender or an Affiliate of a Lender;

(b)                                         if the Existing Lender is a fund, to a fund which is a Related Fund of the Existing Lender; or

(c)                                          made at a time when an Event of Default is continuing.

23.2.2                      The consent of the Borrowers to an assignment or transfer must not be unreasonably withheld or delayed.  The Borrowers will be deemed to have given their consent ten Business Days after the Lender has requested it unless consent is expressly refused by the Borrowers within that time.

23.2.3                      An assignment will only be effective on:

(a)                                         receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender; and

(b)                                         performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

23.2.4                      A transfer will only be effective if the procedure set out in Clause 23.5 (Procedure for transfer) is complied with.

23.2.5                      If:

(a)                                         a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(b)                                         as a result of circumstances existing at the date the assignment, transfer or change occurs, a Borrower would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax Gross Up and Indemnities) or Clause 13 (Increased costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.  This Clause 23.2.5 shall not apply in respect of an assignment or transfer made in the ordinary course of the primary syndication of the Loan.

23.2.6                      Each New Lender confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

23.3                                 Assignment or transfer fee   Unless the Agent otherwise agrees and excluding an assignment or transfer (i) to an Affiliate of a Lender, (ii) to a Related Fund or (iii) made in connection with primary syndication of the Loan, the New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of $3,000.

23.4                                 Limitation of responsibility of Existing Lenders

23.4.1                      Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(a)                                         the legality, validity, effectiveness, adequacy or enforceability of the Relevant Documents or any other documents;

(b)                                         the financial condition of any Security Party;

(c)                                          the performance and observance by any Security Party of its obligations under the Relevant Documents or any other documents; or

(d)                                         the accuracy of any statements (whether written or oral) made in or in connection with any of the Relevant Documents or any other document,

and any representations or warranties implied by law are excluded.

23.4.2                      Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(a)                                         has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Security Party and each other member of the Group and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any of the Relevant Documents; and

(b)                                         will continue to make its own independent appraisal of the creditworthiness of each Security Party and each other member of the Group and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

23.4.3                      Nothing in any Finance Document obliges an Existing Lender to:

(a)                                         accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 23; or

(b)                                         support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Security Party of its obligations under the Relevant Documents or otherwise.

23.5                                 Procedure for transfer

23.5.1                      Subject to the conditions set out in Clause 23.2 (Conditions of assignment or transfer) a transfer is effected in accordance with Clause 23.5.3 when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender.  The Agent shall, subject to Clause 23.2.3(b), as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

23.5.2                      The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

23.5.3                      On the Transfer Date:

(a)                                         to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each Borrower and the Guarantor and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (being the “Discharged Rights and Obligations”);

(b)                                         each Borrower and the Guarantor and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Borrower and the Guarantor and the New Lender have assumed and/or acquired the same in place of that Borrower and the Guarantor and the Existing Lender;

(c)                                          the Agent, the Security Agent, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the

New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Security Agent, the Arranger and the Existing Lender shall each be released from further obligations to each other under this Agreement; and

(d)                                         the New Lender shall become a Party as a “Lender”.

23.6                                 Procedure for assignment

23.6.1                      Subject to the conditions set out in Clause 23.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with Clause 23.6.3 when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender.  The Agent shall, subject to Clause 23.6.2, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

23.6.2                      The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

23.6.3                      On the Transfer Date:

(a)                                         the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of any Encumbrance created or expressed to be created or evidenced by the Security Documents and expressed to be the subject of the assignment in the Assignment Agreement;

(b)                                         the Existing Lender will be released from the obligations (the “Relevant Obligations”) expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of any Encumbrance created or expressed to be created or evidenced by the Security Documents); and

(c)                                          the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

23.6.4                      Lenders may utilise procedures other than those set out in this Clause 23.6 to assign their rights under the Finance Documents (but not, without the consent of the relevant Security Party or unless in accordance with Clause 23.5 (Procedure for transfer), to obtain a release by that Security Party from the obligations owed to that Security Party by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 23.2 (Conditions of assignment or transfer).

23.7                                 Copy of Transfer Certificate or Assignment Agreement to Borrowers   The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrowers a copy of that Transfer Certificate or Assignment Agreement.

23.8                                 Security over Lenders’ rights   In addition to the other rights provided to Lenders under this Clause 23, each Lender may without consulting with or obtaining consent from any Security Party, at any time charge, assign or otherwise create Encumbrances in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

23.8.1                      any charge, assignment or other Encumbrance to secure obligations to a federal reserve or central bank; and

23.8.2                      in the case of any Lender which is a fund, any charge, assignment or other Encumbrance granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Encumbrance shall:

(a)                                         release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Encumbrance for the Lender as a party to any of the Finance Documents; or

(b)                                         require any payments to be made by a Security Party other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

24                                           Changes to the Security Parties

24.1                                 No assignment or transfer by Security Parties   No Security Party may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

24.2                                Additional Borrowers

24.2.1                      Subject to compliance with the provisions of Clauses 19.7.3 and 19.7.4 (“Know your customer” checks), the Borrowers may request that any member of the Group becomes a Borrower.

24.2.2                      A member of the Group shall become a Borrower if:

(a)                                         all the Lenders approve the addition of that member of the Group;

(b)                                         each Borrower, the Guarantor and that member of the Group deliver to the Agent a duly completed and executed Accession Deed;

(c)                                          each Borrower and the Guarantor confirms that no Default is continuing or would occur as a result of that member of the Group becoming an Additional Borrower;

(d)                                         that member of the Group is or, upon drawdown of the relevant Drawing, will be the owner of an Additional Vessel and the Borrowers’ request for that member of the Group to become a Borrower is accompanied with an Increase Request; and

(e)                                          the Agent has received all of the documents and other evidence listed in Part III of Schedule 2 (Conditions precedent in respect of an Increase Request) and, if applicable, Part IV of Schedule 2 (Conditions subsequent in respect of an Increase Request) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent.

24.2.3                      The Agent shall notify the Borrowers and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part I and Part III of Schedule 2 (Conditions Precedent) and, if applicable, Part II and Part IV of Schedule 2 (Conditions Subsequent) in relation to the relevant Additional Borrowers.

24.2.4                      Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in Clause 24.2.3, the Lenders authorise (but do not require) the Agent to give that notification.  The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

24.3                                 Release of Security following mandatory prepayment on sale or Total Loss

If so requested by the Borrowers the Security Agent may, subject to no Event of Default having occurred which is continuing, at the cost and request of the Security Parties, release the relevant Borrower from the relevant Finance Documents following a mandatory prepayment made pursuant to Clause 7.5 (Mandatory prepayment on sale or Total Loss) or Clause 7.6.2 (Mandatory prepayment on Change of Control) following a sale or Total Loss of a Vessel or a Change of Control of a Borrower.

24.4                                 Repetition of Representations

Delivery of an Accession Deed constitutes confirmation by the relevant member of the Group that the Repeating Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

Section 10                                      The Finance Parties

25                                           Role of the Agent, the Security Agent and the Arranger

25.1                                 Appointment of the Agent

25.1.1                      Each of the Arranger and the Lenders appoints the Agent to act as its agent under and in connection with the Finance Documents and each of the Arranger, the Lenders and the Agent appoints the Security Agent to act as its security agent for the purpose of the Security Documents.

25.1.2                      Each of the Arranger and the Lenders authorises the Agent and each of the Arranger, the Lenders and the Agent authorises the Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent or the Security Agent (as the case may be) under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

25.1.3                      Except in Clause 25.14 (Replacement of the Agent) or where the context otherwise requires, references in this Clause 25 to the “Agent” shall mean the Agent and the Security Agent individually and collectively.

25.2                                 Instructions

25.2.1                      The Agent shall:

(a)                                         unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:

(i)                                              all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and

(ii)                                           in all other cases, the Majority Lenders; and

(b)                                         not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with Clause 25.2.1(a).

25.2.2                      The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

25.2.3                      Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

25.2.4                      The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

25.2.5                      In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

25.2.6                      The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.  This Clause 25.2.6 shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Finance Documents or the enforcement of the Finance Documents.

25.3                                 Duties of the Agent

25.3.1                      The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

25.3.2                      Subject to Clause 25.3.3, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

25.3.3                      Without prejudice to Clause 23.7 (Copy of Transfer Certificate or Assignment Agreement to Borrowers), Clause 25.3.1 shall not apply to any Transfer Certificate or any Assignment Agreement.

25.3.4                      Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

25.3.5                      If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties.

25.3.6                      If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, the Arranger or the Security Agent) under this Agreement it shall promptly notify the other Finance Parties.

25.3.7                      The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

25.4                                 Role of the Arranger   Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

25.5                                 No fiduciary duties

25.5.1                      Subject to Clause 25.12 (Trust) which relates to the Security Agent only, nothing in any Finance Document constitutes the Agent or the Arranger as a trustee or fiduciary of any other person.

25.5.2                      Neither the Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

25.6                                 Business with Security Parties and the Group   The Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Borrower, any other Security Party or its Affiliate and any other member of the Group.

25.7                                 Rights and discretions of the Agent

25.7.1                      The Agent may:

(a)                                         rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(b)                                         assume that:

(i)                                              any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(ii)                                           unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)                                        rely on a certificate from any person:

(A)                                        as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)                                        to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of (A), may assume the truth and accuracy of that certificate.

25.7.2                      The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders or security agent for the Finance Parties (as the case may be)) that:

(a)                                         no Default has occurred (unless it has actual knowledge of a Default arising under Clause 22.1 (Events of Default));

(b)                                         any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(c)                                          any notice or request made by the Borrowers (other `than a Drawdown Request) is made on behalf of and with the consent and knowledge of all the Security Parties.

25.7.3                      The Agent may engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts.

25.7.4                      Without prejudice to the generality of Clause 25.7.3 or Clause 25.7.5, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be desirable.

25.7.5                      The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

25.7.6                      The Agent may act in relation to the Finance Documents through its officers, employees and agents and the Agent shall not:

(a)                                         be liable for any error of judgment made by any such person; or

(b)                                         be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part, of any such person,

unless such error or such loss was directly caused by the Agent’s gross negligence or wilful misconduct.

25.7.7                      Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

25.7.8                      Without prejudice to the generality of Clause 25.7.7, the Agent:

(a)                                         may disclose; and

(b)                                         on the written request of the Borrowers or the Majority Lenders shall, as soon as reasonably practicable, disclose,

the identity of a Defaulting Lender to the Borrowers and to the other Finance Parties.

25.7.9                      Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

25.7.10               The Agent may not disclose to any Finance Party any details of the rate notified to the Agent by any Lender or the identity of any such Lender for the purpose of Clause 10.2.2 (Market Disruption).

25.7.11               Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

25.8                                 Responsibility for documentation   Neither the Agent nor the Arranger is responsible or liable for:

25.8.1                      the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, a Security Party or any other person given in or in connection with any Relevant Document; or

25.8.2                      the legality, validity, effectiveness, adequacy or enforceability of any Relevant Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Relevant Document; or

25.8.3                      any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

25.9                                 No duty to monitor   The Agent shall not be bound to enquire:

25.9.1                      whether or not any Default has occurred;

25.9.2                      as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

25.9.3                      whether any other event specified in any Finance Document has occurred.

25.10                          Exclusion of liability

25.10.1               Without limiting Clause 25.10.2 (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent) the Agent shall not be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:

(a)                                         any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or any Encumbrance created or expressed to be created or evidenced by the Security Documents, unless directly caused by its gross negligence or wilful misconduct;

(b)                                         exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, any Encumbrance created or expressed to be created or evidenced by the Security Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance

Document or any Encumbrance created or expressed to be created or evidenced by the Security Documents;

(c)                                          any shortfall which arises on the enforcement or realisation of the Trust Property; or

(d)                                         without prejudice to the generality of Clauses 25.10.1(a), 25.10.1(b) and 25.10.1(c), any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(i)                                              any act, event or circumstance not reasonably within its control; or

(ii)                                           the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

25.10.2               No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Relevant Document and any officer, employee or agent of the Agent may rely on this Clause.

25.10.3               The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

25.10.4               Nothing in this Agreement shall oblige the Agent or the Arranger to carry out:

(a)                                         any “know your customer” or other checks in relation to any person;

(b)                                         any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender,

on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.

25.10.5               Without prejudice to any provision of any Finance Document excluding or limiting the Agent’s liability, any liability of the Agent arising under or in connection with any Finance Document or any Encumbrance created or expressed to be created or evidenced by the Security Documents shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss.  In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

25.11                          Lenders’ indemnity to the Agent

25.11.1               Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent and every Receiver and Delegate, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by any of them (otherwise than by reason of the relevant Agent’s, Receiver’s or Delegate’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 28.12 (Disruption to payment systems etc.) notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent, Receiver or Delegate under, or exercising any authority conferred under, the Finance Documents (unless the relevant Agent, Receiver or Delegate has been reimbursed by a Security Party pursuant to a Finance Document).

25.11.2               A Finance Party shall indemnify the Facility Agent, within 3 Business Days of demand, against any cost, loss of liability incurred by the Facility Agent with respect to any Tax imposed by reason of FATCA attributable to such Finance Party in relation to the Finance Documents.

25.11.3               Subject to Clause 25.11.4, the Borrowers shall immediately on demand reimburse any Lender for any payment that Lender makes to the Agent pursuant to Clause 25.11.1

25.11.4               Clause 25.11.2 shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Agent to a Security Party.

25.12                          Trust   The Security Agent agrees and declares, and each of the other Finance Parties acknowledges, that, subject to the terms and conditions of this Clause 25.12, the Security Agent holds the Trust Property on trust for the Finance Parties absolutely.  Each of the other Finance Parties agrees that the obligations, rights and benefits vested in the Security Agent shall be performed and exercised in accordance with this Clause 25.12.  The Security Agent shall have the benefit of all of the provisions of this Agreement benefiting it in its capacity as security agent for the Finance Parties, and all the powers and discretions conferred on trustees by the Trustee Act 1925 (to the extent not inconsistent with this Agreement).  In addition:

25.12.1               the Security Agent and any Delegate may indemnify itself or himself out of the Trust Property against all liabilities, costs, fees, damages, charges, losses and expenses sustained or incurred by it or him in relation to the taking or holding of any of the Trust Property or in connection with the exercise or purported exercise of the rights, trusts, powers and discretions vested in the Security Agent or any Delegate by or pursuant to the Security Documents or in respect of anything else done or omitted to be done in any way relating to the Security Documents;

25.12.2               the other Finance Parties acknowledge that the Security Agent shall be under no obligation to insure any property nor to require any other person to insure any property and shall not be responsible for any loss which may be suffered by any person as a result of the lack or insufficiency of any insurance;

25.12.3               the Finance Parties agree that the perpetuity period applicable to the trusts declared by this Agreement shall be the period of 125 years from the date of this Agreement;

25.12.4               the Security Agent shall not be liable for any failure, omission, or defect in perfecting the security constituted or created by any Finance Document including, without limitation, any failure to register the same in accordance with the provisions of any of the documents of title of any Security Party to any of the assets thereby charged or effect or procure registration of or otherwise protect the security created by any Security Document under any registration laws in any jurisdiction and may accept without enquiry such title as any Security Party may have to any asset;

25.12.5               the Security Agent shall not be under any obligation to hold any title deed, Finance Document or any other documents in connection with the Finance Documents or any other documents in connection with the property charged by any Finance Document or any other such security in its own possession or to take any steps to protect or preserve the same, and may permit any Security Party to retain all such title deeds, Finance Documents and other documents in its possession; and

25.12.6               save as otherwise provided in the Finance Documents, all moneys which under the trusts therein contained are received by the Security Agent may be invested in the name of or under the control of the Security Agent in any investment for the time being authorised by English law for the investment by trustees of trust money or in any other investments which may be selected by the Security Agent, and the same may be placed on deposit in the name of or under the control of the Security Agent at such bank or institution (including the Security Agent) and upon such terms as the Security Agent may think fit.

The provisions of Part I of the Trustee Act 2000 shall not apply to the Security Agent or the Trust Property.

25.13                          Resignation of the Agent

25.13.1               The Agent may resign and appoint one of its Affiliates acting through an office as successor by giving notice to the other Finance Parties and the Borrowers.

25.13.2               Alternatively the Agent may resign by giving 30 days’ notice to the other Finance Parties and the Borrowers, in which case the Majority Lenders (after consultation with the Borrowers) may appoint a successor Agent.

25.13.3               If the Majority Lenders have not appointed a successor Agent in accordance with Clause 25.13.2 within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Borrowers) may appoint a successor Agent.

25.13.4               If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under Clause 25.13.3, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 25 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent’s normal fee rates and those amendments will bind the Parties.

25.13.5               The retiring Agent shall, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.  The Borrowers shall, within three Business Days of demand, reimburse the retiring Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

25.13.6               The Agent’s resignation notice shall only take effect upon the appointment of a successor and (in the case of the Security Agent) the transfer of all the Trust Property to that successor.

25.13.7               Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under Clause 25.13.5) but shall remain entitled to the benefit of Clause 14.3 (Indemnity to the Agent) and this Clause 25 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).  Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

25.13.8               The Agent shall resign in accordance with Clause 25.13.2 (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to Clause 25.13.3) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(a)                                         the Agent fails to respond to a request under Clause 12.7 (FATCA information) and a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(b)                                         the information supplied by the Agent pursuant to Clause 12.7 (FATCA information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(c)                                          the Agent notifies the Borrowers and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and that Lender, by notice to the Agent, requires it to resign.

25.14                          Replacement of the Agent

25.14.1               After consultation with the Borrowers, the Majority Lenders may, by giving 30 days’ notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority lenders) replace the Agent by appointing a successor Agent.

25.14.2               The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its function as Agent under the Finance Documents.

25.14.3               The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent.  As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under Clause 25.14.2 but shall remain entitled to the benefit of Clause 14.3 (Indemnity to the Agent) and this Clause 25 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

25.14.4               Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

25.15                          Confidentiality

25.15.1               In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

25.15.2               If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

25.16                          Relationship with the Lenders

25.16.1               the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(a)                                         entitled to or liable for any payment due under any Finance Document on that day; and

(b)                                         entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

25.16.2               Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or dispatched to that Lender under the Finance Documents.  Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 30.6 (Electronic communication)) electronic mail address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, department and officer by that Lender for the purposes of Clause 30.2 (Addresses) and Clause 30.6.1(b) (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

25.17                          Credit appraisal by the Lenders   Without affecting the responsibility of any Security Party for information supplied by it or on its behalf in connection with any Relevant Document, each Lender confirms to the Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Relevant Document including but not limited to:

25.17.1               the financial condition, status and nature of each Security Party;

25.17.2               the legality, validity, effectiveness, adequacy or enforceability of any Relevant Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Relevant Document;

25.17.3               whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Relevant Document, the transactions contemplated by the Relevant Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of under or in connection with any Relevant Document; and

25.17.4               the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any Encumbrance created or expressed to be created or evidenced by the Security Documents or the existence of any Encumbrance affecting the Charged Property.

25.18                          Reference Banks   If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Borrowers) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

25.19                          Deduction from amounts payable by the Agent   If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed.  For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

26                                           Conduct of Business by the Finance Parties

No provision of this Agreement will:

26.1                                 interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

26.2                                 oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

26.3                                 oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

27                                           Sharing among the Finance Parties

27.1                                 Payments to Finance Parties   If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from a Security Party other than in accordance with Clause 28 (Payment Mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

27.1.1                      the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

27.1.2                      the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 28 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

27.1.3                      the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 28.6 (Partial payments).

27.2                                 Redistribution of payments   The Agent shall treat the Sharing Payment as if it had been paid by the relevant Security Party and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 28.6 (Partial payments) towards the obligations of that Security Party to the Sharing Finance Parties.

27.3                                 Recovering Finance Party’s rights   On a distribution by the Agent under Clause 27.2 (Redistribution of payments) of a payment received by a Recovering Finance Party from a Security Party, as between the relevant Security Party and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Security Party.

27.4                                 Reversal of redistribution   If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

27.4.1                      each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

27.4.2                      as between the relevant Security Party and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Security Party.

27.5                                 Exceptions

27.5.1                      This Clause 27 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Security Party.

27.5.2                      A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(a)                                         it notified that other Finance Party of the legal or arbitration proceedings; and

(b)                                         that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

Section 11                                      Administration

28                                           Payment Mechanics

28.1                                 Payments to the Agent   On each date on which a Security Party or a Lender is required to make a payment under a Finance Document, that Security Party or that Lender shall make the same available to the Agent for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Agent specifies.

28.2                                 Distributions by the Agent   Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 28.3 (Distributions to a Security Party) and Clause 28.4 (Clawback and pre-funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency.

28.3                                 Distributions to a Security Party   The Agent may (with the consent of a Security Party or in accordance with Clause 29 (Set-Off)) apply any amount received by it for that Security Party in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Security Party under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

28.4                                 Clawback and pre-funding

28.4.1                      Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

28.4.2                      Unless Clause 28.4.3 applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

28.4.3                      If the Agent is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower:

(a)                                         the Borrower to whom that sum was made available shall on demand refund it to the Agent; and

(b)                                         the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

28.5                                 Impaired Agent

28.5.1                      If, at any time, the Agent becomes an Impaired Agent, a Security Party or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 28.1 (Payments to the Agent) may instead either:

(a)                                         pay that amount direct to the required recipient(s); or

(b)                                         if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest-bearing account held with an Acceptable Bank in relation to which no Insolvency Event has occurred and is continuing, in the name of the Security Party or the Lender making the payment (the “Paying Party”) and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the “Recipient Party” or “Recipient Parties”).

In each case such payments must be made on the due date for payment under the Finance Documents.

28.5.2                      All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements.

28.5.3                      A Party which has made a payment in accordance with this Clause 28.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

28.5.4                      Promptly upon the appointment of a successor Agent in accordance with Clause 25.14 (Replacement of the Agent), each Paying Party shall (other than to the extent that that Party has given an instruction pursuant to Clause 28.5.5) give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with Clause 28.2 (Distributions by the Agent).

28.5.5                      A Paying Party shall, promptly upon request by a Recipient Party and to the extent:

(a)                                         that it has not given an instruction pursuant to Clause 28.5.4; and

(b)                                         that it has been provided with the necessary information by that Recipient Party,

give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party.

28.6                                 Partial payments

28.6.1                      If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by a Security Party under the Finance Documents, the Agent shall apply that payment towards the obligations of that Security Party under the Finance Documents in the following order:

(a)                                         first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent or the Security Agent under the Finance Documents;

(b)                                         secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement;

(c)                                          thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(d)                                         fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

28.6.2                      The Agent shall, if so directed by the Majority Lenders, vary the order set out in Clauses 28.6.1(b) to 28.6.1(d).

28.6.3                      Clauses 28.6.1 and 28.6.2 will override any appropriation made by a Security Party.

28.7                                 No set-off by Security Parties   All payments to be made by a Security Party under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

28.8                                 Business Days   Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

28.9                                 Currency of account

28.9.1                      Subject to Clauses 28.9.2 to 28.9.5, dollars is the currency of account and payment for any sum due from a Security Party under any Finance Document.

28.9.2                      A repayment or payment of all or part of a Drawing or an Unpaid Sum shall be made in the currency in which that Drawing or Unpaid Sum is denominated on its due date.

28.9.3                      Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

28.9.4                      Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

28.9.5                      Any amount expressed to be payable in a currency other than dollars shall be paid in that other currency.

28.10                          Control account   The Agent shall open and maintain on its books a control account in the names of the Borrowers showing the advance of each Drawing and the computation and payment of interest and all other sums due under this Agreement.  The Borrowers’ obligations to repay each Drawing and to pay interest and all other sums due under this Agreement shall be evidenced by the entries from time to time made in the control account opened and maintained under this Clause 28.10 and those entries will, in the absence of manifest error, be conclusive and binding.

28.11                          Change of currency

28.11.1               Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(a)                                         any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrowers); and

(b)                                         any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

28.11.2               If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrowers) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

28.12                          Disruption to payment systems etc.   If either the Agent determines in its discretion that a Disruption Event has occurred or the Agent is notified by the Borrowers that a Disruption Event has occurred:

28.12.1               the Agent may, and shall if requested to do so by the Borrowers, consult with the Borrowers with a view to agreeing with the Borrowers such changes to the operation or administration of the Loan as the Agent may deem necessary in the circumstances;

28.12.2               the Agent shall not be obliged to consult with the Borrowers in relation to any changes mentioned in Clause 28.12.1 if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to any such changes;

28.12.3               the Agent may consult with the Finance Parties in relation to any changes mentioned in Clause 28.12.1 but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

28.12.4               any such changes agreed upon by the Agent and the Borrowers shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 34 (Amendments and Waivers);

28.12.5               the Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation, for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 28.12; and

28.12.6               the Agent shall notify the Finance Parties of all changes agreed pursuant to Clause 28.12.4.

29                                           Set-Off

29.1                                 Set-off   A Finance Party may set off any matured obligation due from a Security Party under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Security Party, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

30                                           Notices

30.1                                 Communications in writing   Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

30.2                                 Addresses   The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

30.2.1                      in the case of each Borrower, that identified with its name below;

30.2.2                      in the case of each Lender, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

30.2.3                      in the case of the Agent or the Security Agent, that identified with its name below,

or any substitute address, fax number, or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

30.3                                 Delivery   Any communication or document made or delivered by one Party to another under or in connection with the Finance Documents will only be effective:

30.3.1                      if by way of fax, when received in legible form; or

30.3.2                      if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

and, if a particular department or officer is specified as part of its address details provided under Clause 30.2 (Addresses), if addressed to that department or officer.

Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or the Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s or the Security Agent’s signature below (or any substitute department or officer as the Agent or the Security Agent shall specify for this purpose).

All notices from or to a Security Party shall be sent through the Agent.

Any communication or document which becomes effective, in accordance with this Clause 30.3, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

30.4                                 Notification of address and fax number   Promptly upon changing its address or fax number, the Agent shall notify the other Parties.

30.5                                 Communication when Agent is Impaired Agent   If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly.  This provision shall not operate after a replacement Agent has been appointed.

30.6                                 Electronic communication

30.6.1                      Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication and if those two Parties:

(a)                                         notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(b)                                         notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

30.6.2                      Any electronic communication made between those two Parties will be effective only when actually received in readable form and in the case of any electronic communication made by a Party to the Agent or the Security Agent only if it is addressed in such a manner as the Agent or the Security Agent shall specify for this purpose.

30.6.3                      Any electronic communication which becomes effective, in accordance with Clause 30.6.2, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

30.7                                 English language   Any notice given under or in connection with any Finance Document must be in English.  All other documents provided under or in connection with any Finance Document must be:

30.7.1                      in English; or

30.7.2                      if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

31                                           Calculations and Certificates

31.1                                 Accounts   In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by the Agent are prima facie evidence of the matters to which they relate.

31.2                                 Certificates and determinations   Any certification or determination by the Agent of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

31.3                                 Day count convention   Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

32                                           Partial Invalidity

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

33                                           Remedies and Waivers

No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document.  No election to affirm any Finance Document on the part of any Finance Party or Secured Party shall be effective unless it is in writing.  No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

34                                           Amendments and Waivers

34.1                                 Required consents

34.1.1                      Subject to Clause 34.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Borrowers and any such amendment or waiver will be binding on all Parties.

34.1.2                      The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 34.

34.1.3                      Without prejudice to the generality of Clauses 25.7.3, 25.7.4 and 25.7.5 (Rights and discretions of the Agent), the Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

34.2                                 Exceptions

34.2.1                      An amendment, waiver or (in the case of a Security Document) a consent of, or in relation to, any term of any Finance Document that has the effect of changing or which relates to:

(a)                                         the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(b)                                         an extension to the date of payment of any amount under the Finance Documents;

(c)                                          a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(d)                                         a change in currency of payment of any amount under the Finance Documents;

(e)                                          an increase in any Commitment, an extension of the Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably;

(f)                                           a change to a Borrower or a change to the Guarantor other than in accordance with Clause 24 (Changes to the Security Parties);

(g)                                          any provision which expressly requires the consent of all the Lenders;

(h)                                         Clause 2.2 (Finance Parties’ rights and obligations), Clause 23 (Changes to the Lenders), this Clause 34, Clause 39 (Governing Law) or Clause 40.1 (Jurisdiction of English courts);

(i)                                             (other than as expressly permitted by the provisions of any Finance Document) the nature or scope of:

(i)                                              the Guarantee;

(ii)                                           the Charged Property; or

(iii)                                        the manner in which the proceeds of enforcement of the Security Documents are distributed; or

(j)                                            the release of the Guarantee or of any Encumbrance created or expressed to be created or evidenced by the Security Documents unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of any Encumbrance created or expressed to be created or evidenced by the Security Documents where such sale or disposal is expressly permitted under this Agreement or any other Finance Document;

shall not be made, or given, without the prior consent of all the Lenders.

34.2.2                      An amendment or waiver which relates to the rights or obligations of the Agent, the Security Agent or the Arranger (each in their capacity as such) may not be effected without the consent of the Agent, the Security Agent or, as the case may be, the Arranger.

34.3                                 Excluded Commitments

If:

34.3.1                      any Defaulting Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of this Agreement within fifteen (15) Business Days of that request being made; or

34.3.2                      any Lender which is not a Defaulting Lender fails to respond to such a request (other than an amendment, waiver or consent referred to in Clauses 34.2.1(b), 34.2.1(c) and 34.2.1(e) (Exceptions)) or other or such a vote within 15 Business Days of that request being made,

(unless, in either case, the Borrowers and the Agent agree to a longer time period in relation to any request):

(a)                                         its Commitment(s) shall not be included for the purpose of calculating the Total Commitments when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments has been obtained to approve that request; and

(b)                                         its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

34.4                                 Replacement of Lender

34.4.1                      If:

(a)                                         any Lender becomes a Non-Consenting Lender (as defined in Clause 34.4.4); or

(b)                                         a Borrower or any other Security Party becomes obliged to repay any amount in accordance with Clause 7.1 (Illegality) or to pay additional amounts pursuant to Clause 12.2 (Tax gross-up), Clause 12.3 (Tax Indemnity) or Clause 13.1 (Increased costs) to any Lender,

then the Borrowers may, on ten Business Days’ prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 23 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity (a “Replacement Lender”) selected by the Borrowers, which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 23 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Loan and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents.

34.4.2                      The replacement of a Lender pursuant to this Clause 34.4 shall be subject to the following conditions:

(a)                                         the Borrowers shall have no right to replace the Agent or Security Agent;

(b)                                         neither the Agent nor the Lender shall have any obligation to the Borrowers to find a Replacement Lender;

(c)                                          in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than 7 days after the date on which that Lender is deemed a Non-Consenting Lender;

(d)                                         in no event shall the Lender replaced under this Clause 34.4 be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents; and

(e)                                          the Lender shall only be obliged to transfer its rights and obligations pursuant to Clause 34.4.1 once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

34.4.3                      A Lender shall perform the checks described in Clause 34.4.2(e) as soon as reasonably practicable following delivery of a notice referred to in Clause 34.4.1 and shall notify the Agent and the Borrowers when it is satisfied that it has complied with those checks.

34.4.4                      In the event that:

(a)                                         the Borrowers or the Agent (at the request of the Borrowers) have requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents;

(b)                                         the consent, waiver or amendment in question requires the approval of all the Lenders; and

(c)                                          Lenders whose Commitments aggregate more than eighty (80) per cent of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than eighty (80) per cent of the Total Commitments prior to that reduction) have consented or agreed to such waiver or amendment, then any Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a “Non-Consenting Lender”.

34.5                                 Disenfranchisement of Defaulting Lenders

34.5.1                      For so long as a Defaulting Lender has any Commitment, in ascertaining:

(a)                                         the Majority Lenders; or

(b)                                         whether:

(i)                                              any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments; or

(ii)                                           the agreement of any specified group of Lenders,

has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents, that Defaulting Lender’s Commitment will be reduced by the amount of its participation in the Loan it has failed to make available and, to the extent that that reduction results in that Defaulting Lender’s Commitment being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of (i) and (ii).

34.5.2                      For the purposes of this Clause 34.5, the Agent may assume that the following Lenders are Defaulting Lenders:

(a)                                         any Lender which has notified the Agent that it has become a Defaulting Lender;

(b)                                         any Lender in relation to which it is aware that any of the events or circumstances referred to in (a), (b) or (c) of the definition of “Defaulting Lender” has occurred, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

34.6                                 Replacement of a Defaulting Lender

34.6.1                      The Borrowers may, at any time a Lender has become and continues to be a Defaulting Lender, by giving ten Business Days’ prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 23 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity (a “Replacement Lender”) selected by the Borrowers which confirms its willingness to assume and does assume all the obligations, or all the relevant obligations, of the transferring Lender in accordance with Clause 23 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer which is either:

(a)                                         in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Loan and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents; or

(b)                                         in an amount agreed between that Defaulting Lender, the Replacement Lender and the Borrowers and which does not exceed the amount described in (a).

34.6.2                      Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause 34.6 shall be subject to the following conditions:

(a)                                         the Borrowers shall have no right to replace the Agent or Security Agent;

(b)                                         neither the Agent nor the Defaulting Lender shall have any obligation to the Borrowers to find a Replacement Lender;

(c)                                          the transfer must take place no later than seven days after the notice referred to in Clause 34.6.1;

(d)                                         in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and

(e)                                          the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to 34.6.1 once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Lender.

34.6.3                      The Defaulting Lender shall perform the checks described in Clause 34.6.2(e) as soon as reasonably practicable following delivery of a notice referred to in Clause 34.6.1 and shall notify the Agent and the Borrowers when it is satisfied that it has complied with those checks.

35                                          Confidentiality

35.1                                 Confidential Information   Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 35.2 (Disclosure of Confidential Information) and Clause 35.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

35.2                                 Disclosure of Confidential Information   Any Finance Party may disclose:

35.2.1                      to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and

Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this Clause 35.2.1 is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

35.2.2                      to any person:

(a)                                         to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent or Security Agent and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(b)                                         with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Security Parties and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(c)                                          appointed by any Finance Party or by a person to whom Clause 35.2.2(a) or 35.2.2(b) applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under Clause 25.16.2 (Relationship with the Lenders));

(d)                                         who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in Clause 35.2.2(a) or 35.2.2(b);

(e)                                          to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(f)                                           to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(g)                                          to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 23.8 (Security over Lenders’ rights);

(h)                                         who is a Party; or

(i)                                             with the consent of the Borrowers;

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(i)                                              in relation to Clauses 35.2.2(a), 35.2.2(b) and 35.2.2(c), the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(ii)                                           in relation to Clause 35.2.2(d), the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;

(iii)                                        in relation to Clauses 35.2.2(e), 35.2.2(f) and 35.2.2(g), the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

35.2.3                      to any person appointed by that Finance Party or by a person to whom Clause 35.2.2(a) or 35.2.2(b) applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this Clause 35.2.3 if the service provider to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking; and

35.2.4                      to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Security Parties if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.  Any Lender may also disclose the size and term of the Loan and the name of each of the Security Parties to any investor or a potential investor in a securitisation (or similar transaction of broadly equivalent economic effect) of that Lender’s rights or obligations under the Finance Documents.

35.3                                 Disclosure to numbering service providers

35.3.1                      Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Loan and/or one or more Security Parties the following information:

(a)                                         names of Security Parties;

(b)                                         country of domicile of Security Parties;

(c)                                          place of incorporation of Security Parties;

(d)                                         date of this Agreement;

(e)                                          Clause 39 (Governing law);

(f)                                           the names of the Agent and the Arranger;

(g)                                          date of each amendment and restatement of this Agreement;

(h)                                         amount of Total Commitments;

(i)                                             currencies of the Loan;

(j)                                            type of Loan;

(k)                                         ranking of the Loan;

(l)                                             Termination Date;

(m)                                     changes to any of the information previously supplied pursuant to (a) to (l); and

(n)                                         such other information agreed between such Finance Party and that Security Party,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

35.3.2                      The Parties acknowledge and agree that each identification number assigned to this Agreement, the Loan and/or one or more Security Parties by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

35.3.3                      The Agent shall notify the Borrowers and the other Finance Parties of:

(a)                                         the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Loan and/or one or more Security Parties; and

(b)                                         the number or, as the case may be, numbers assigned to this Agreement, the Loan and/or one or more Security Parties by such numbering service provider.

35.4                                 Entire agreement   This Clause 35 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

35.5                                 Inside information   Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

35.6                                 Notification of disclosure   Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrowers:

35.6.1                      of the circumstances of any disclosure of Confidential Information made pursuant to Clause 35.2.2(e) (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that Clause during the ordinary course of its supervisory or regulatory function; and

35.6.2                      upon becoming aware that Confidential Information has been disclosed in breach of this Clause 35.

35.7                                 Continuing obligations   The obligations in this Clause 35 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

35.7.1                      the date on which all amounts payable by the Security Parties under or in connection with the Finance Documents have been paid in full and the Loan has been cancelled or otherwise ceases to be available; and

35.7.2                      the date on which such Finance Party otherwise ceases to be a Finance Party.

36                                           Disclosure of Lender Details by Agent

36.1                                 Supply of Lender details to Borrowers   The Agent shall provide to the Borrowers within seven Business Days of a request by the Borrowers (but no more frequently than once per calendar month) a list (which may be in electronic form) setting out the names of the Lenders as at that Business Day, their respective Commitments, the address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Agent to that Lender under the Finance Documents.

36.2                                 Supply of Lender details at Borrowers’ direction

36.2.1                      The Agent shall, at the request of the Borrowers, disclose the identity of the Lenders and the details of the Lenders’ Commitments to any:

(a)                                         other Party or any other person if that disclosure is made to facilitate, in each case, a refinancing of the Financial Indebtedness arising under the Finance Documents or a material waiver or amendment of any term of any Finance Document; and

(b)                                         Security Party.

36.2.2                      Subject to Clause 36.2.3, the Borrowers shall procure that the recipient of information disclosed pursuant to Clause 36.2.1 shall keep such information confidential and shall not disclose it to anyone and shall ensure that all such information is protected with security measures and a degree of care that would apply to the recipient’s own confidential information.

36.2.3                      The recipient may disclose such information to any of its officers, directors, employees, professional advisers, auditors and partners as it shall consider appropriate if any such person is informed in writing of its confidential nature, except that there shall be no such requirement to so inform if that person is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by duties of confidentiality in relation to the information.

36.3                                 Supply of Lender details to other Lenders

36.3.1                      If a Lender (a “Disclosing Lender”) indicates to the Agent that the Agent may do so, the Agent shall disclose that Lender’s name and Commitment to any other Lender that is, or becomes, a Disclosing Lender.

36.3.2                      The Agent shall, if so directed by the Requisite Lenders, request each Lender to indicate to it whether it is a Disclosing Lender.

36.4                                 Lender enquiry   If any Lender believes that any entity is, or may be, a Lender and:

36.4.1                      that entity ceases to have an Investment Grade Rating; or

36.4.2                      an Insolvency Event occurs in relation to that entity,

the Agent shall, at the request of that Lender, indicate to that Lender the extent to which that entity has a Commitment.

36.5                                 Lender details definitions   In this Clause 36:

“Investment Grade Rating” means, in relation to an entity, a rating for its long-term unsecured and non-credit-enhanced debt obligations of BBB- or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or Baa3 or higher by Moody’s Investors Service Limited or a comparable rating from an internationally recognised credit rating agency.

“Requisite Lenders” means a Lender or Lenders whose Commitments aggregate 15 per cent (or more) of the Total Commitments (or if the Total Commitments have been reduced to zero, aggregated 15 per cent (or more) of the Total Commitments immediately prior to that reduction).

37                                           Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

38                                           Joint and Several Liability

38.1                                 Nature of liability   The representations, warranties, covenants, obligations and undertakings of the Borrowers contained in this Agreement shall be joint and several so that each Borrower shall be jointly and severally liable with all the Borrowers for all of the same and such liability shall not in any way be discharged, impaired or otherwise affected by:

38.1.1                      any forbearance (whether as to payment or otherwise) or any time or other indulgence granted to any other Borrower or any other Security Party under or in connection with any Finance Document;

38.1.2                      any amendment, variation, novation or replacement of any other Finance Document;

38.1.3                      any failure of any Finance Document to be legal valid binding and enforceable in relation to any other Borrower or any other Security Party for any reason;

38.1.4                      the winding-up or dissolution of any other Borrower or any other Security Party;

38.1.5                      the release (whether in whole or in part) of, or the entering into of any compromise or composition with, any other Borrower or any other Security Party; or

38.1.6                      any other act, omission, thing or circumstance which would or might, but for this provision, operate to discharge, impair or otherwise affect such liability.

38.2                                 No rights as surety   Until the Indebtedness has been unconditionally and irrevocably paid and discharged in full, each Borrower agrees that it shall not, by virtue of any payment made under this Agreement on account of the Indebtedness or by virtue of any enforcement by a Finance Party of its rights under this Agreement or by virtue of any relationship between, or transaction involving, the relevant Borrower and any other Borrower or any other Security Party:

38.2.1                      exercise any rights of subrogation in relation to any rights, security or moneys held or received or receivable by a Finance Party or any other person; or

38.2.2                      exercise any right of contribution from any other Borrower or any other Security Party under any Finance Document; or

38.2.3                      exercise any right of set-off or counterclaim against any other Borrower or any other Security Party; or

38.2.4                      receive, claim or have the benefit of any payment, distribution, security or indemnity from any other Borrower or any other Security Party; or

38.2.5                      unless so directed by the Agent (when the relevant Borrower will prove in accordance with such directions), claim as a creditor of any other Borrower or any other Security Party in competition with any Finance Party and each Borrower shall hold in trust for the Finance Parties and forthwith pay or transfer (as appropriate) to the Agent any such payment (including an amount equal to any such set-off), distribution or benefit of such security, indemnity or claim in fact received by it.

Section 12                                      Governing Law and Enforcement

39                                           Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

40                                           Enforcement

40.1                                 Jurisdiction of English courts   The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).  Each Party agrees that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

This Clause 40.1 is for the benefit of the Finance Parties only.  As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, any Finance Party may take concurrent proceedings in any number of jurisdictions.

Each of the Parties to this Agreement hereby irrevocably waives all rights to a trial by jury in any action, proceedings or counterclaim arising out of or relating to this Agreement, the other Finance Documents or the transactions contemplated hereby or thereby.

40.2                                 Service of process

40.2.1                      Without prejudice to any other mode of service allowed under any relevant law, each Borrower:

(a)                                         irrevocably appoints WFW Legal Services Limited at present of 15 Appold Street, London EC2A 2HB, England as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(b)                                         agrees that failure by a process agent to notify that Borrower of the process will not invalidate the proceedings concerned.

40.2.2                      If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process or terminates its appointment as agent for service of process, the relevant Borrower must immediately (and in any event within five days of such event taking place) appoint another agent on terms acceptable to the Agent.  Failing this, the Agent may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Schedule 1
The Original Lenders

Part I
The Original Lenders

Name of Original Lender	Commitment
ABN AMRO Capital USA LLC	$60,000,000

Schedule 2
Part I
Conditions Precedent

1                                                  Security Parties

(a)                                          Constitutional documents   Copies of the constitutional documents of each Security Party together with such other evidence as the Agent may reasonably require that each Security Party is duly incorporated in its country of incorporation and remains in existence with power to enter into, and perform its obligations under, the Relevant Documents to which it is or is to become a party.

(b)                                          Certificates of good standing   A certificate of good standing in respect of each Security Party (if such a certificate can be obtained).

(c)                                           Board resolutions   A copy of a resolution of the board of directors of each Security Party:

(i)                                              approving the terms of, and the transactions contemplated by, the Relevant Documents to which it is a party and resolving that it execute those Relevant Documents; and

(ii)                                           authorising a specified person or persons to execute those Relevant Documents (and all documents and notices to be signed and/or dispatched under those documents) on its behalf.

(d)                                          Specimen signatures and copy passports   A specimen of the signature and a copy of the passport, together with proof of address, of each person who executes the Finance Documents pursuant to the resolutions referred to in (c)

(e)                                           Officer’s certificates   An original certificate of a duly authorised officer of each Security Party:

(i)                                              certifying that each copy document relating to it specified in this Part I of Schedule 2 is correct, complete and in full force and effect;

(ii)                                           setting out the names of the directors, officers and shareholders of that Security Party (other than the Guarantor) and the proportion of shares held by each shareholder; and

(iii)                                        confirming that borrowing or guaranteeing or securing, as appropriate, the Loan would not cause any borrowing, guarantee, security or similar limit binding on that Security Party to be exceeded.

(f)                                            Evidence of registration   Where such registration is required or permitted under the laws of the relevant jurisdiction, evidence that the names of the directors, officers and shareholders of each Security Party are duly registered in the companies registry or other registry in the country of incorporation of that Security Party.

(g)                                           Powers of attorney   The original notarially attested and legalised power of attorney of each of the Security Parties under which the Relevant Documents to which it is or is to become a party are to be executed or transactions undertaken by that Security Party.

2                                                  Security and related documents

(a)                                          Vessel documents   Photocopies of:

(i)                                              any charterparty or other contract of employment of the Vessel which will be in force on the Drawdown Date including, without limitation, any Charter;

(ii)                                           the on hire certificate pursuant to the relevant Charter (if the  relevant Charter is a time charter) or the protocol of delivery and acceptance evidencing the unconditional physical delivery of the Vessel by the Borrower to the relevant charterer pursuant to the relevant Charter (if the relevant Charter is a bareboat charter);

(iii)                                        the Management Agreements;

(iv)                                       the Vessel’s current Safety Construction, Safety Equipment, Safety Radio and Load Line Certificates;

(v)                                          evidence of the Vessel’s current Certificate of Financial Responsibility issued pursuant to the United States Oil Pollution Act 1990;

(vi)                                       the Vessel’s current SMC;

(vii)                                    the ISM Company’s current DOC;

(viii)                                 the Vessel’s current ISSC;

(ix)                                       the Vessel’s current IAPPC;

(x)                                          the Vessel’s current Tonnage Certificate;

in each case together with all addenda, amendments or supplements.

(b)                                          Evidence of Borrower’s title   Certificate of ownership and encumbrance (or equivalent) issued by the Registrar of Ships (or equivalent official) of the Vessel’s current flag confirming that the Vessel is owned by the Borrower and is free of registered Encumbrances.

(c)                                           Registration of Mortgage   Evidence that on the Drawdown Date the Mortgage will be capable of being registered against the Vessel with first priority.

(d)                                          Evidence of insurance   Evidence that the Vessel is insured in the manner required by the Security Documents and that letters of undertaking will be issued in the manner required by the Security Documents, together with (if required by the Agent) the written approval of the Insurances by an insurance adviser appointed by the Agent.

(e)                                           Confirmation of class   A Certificate of Confirmation of Class for hull and machinery confirming that the Vessel is classed with the highest class applicable to vessels of her type with Lloyd’s Register or such other classification society as may be acceptable to the Agent free of recommendations affecting class.

(f)                                            Inspection report   An inspection report confirming that the condition of the Vessel is in all respects acceptable to the Agent.

(g)                                           Valuation   Two valuations of the Vessel (dated not earlier than 30 days before the relevant Drawdown Date from 2 Approved Shipbrokers, addressed to the Agent and certifying the Market Value for the Vessel, in form and substance acceptable to the Agent.

(h)                                          Security Documents   The Mortgage and the Assignments in respect of the Vessel, the Guarantee, the Account Security Deed and the Share Charges, together with all other documents required by any of them, including, without limitation, (i) all notices of assignment and/or charge and evidence that those notices will be duly acknowledged by the recipients and (ii) all share certificates, certified copy share registers or registers of members, transfer forms, proxy forms, letters of resignation and letters of undertaking.

(i)                                              Mandates   Such duly signed forms of mandate, and/or other evidence of the opening of the Accounts, as the Security Agent may require.

(j)                                             Managers’ Undertakings   The Managers’ Undertakings.

(k)                                          No disputes   The written confirmation of the Borrowers that there is no dispute under any of the Relevant Documents as between the parties to any such document.

(l)                                              Account Holder’s confirmation   The written confirmation of the Account Holder that the Accounts have been opened with the Account Holder and to its actual knowledge are free from Encumbrances other than as created by or pursuant to the Security Documents and rights of set off in favour of the Account Holder as account holder.

(m)                                      Other Relevant Documents   Copies of each of the Relevant Documents not otherwise comprised in the documents listed in this Part I of Schedule 2.

3                                                  Legal opinions

The following legal opinions, each addressed to the Agent, the Security Agent and the Lenders and capable of being relied upon by any persons who become Lenders pursuant to the primary syndication of the Loan or confirmation satisfactory to the Agent that such opinions will be given:

(a)                                          a legal opinion of Stephenson Harwood LLP, legal advisers to the Agent as to English law substantially in the form distributed to the Lenders prior to signing this Agreement;

(i)                                              a legal opinion of the following legal advisers to the Agent: Poles, Tublin, Stratakis & Gonzales LLP as to Marshall Islands law and Stephenson Harwood as to Hong Kong law.

4                                                  Other documents and evidence

(a)                                          Drawdown Request   A duly completed Drawdown Request.

(b)                                          Process agent   Evidence that any process agent referred to in Clause 40.2 (Service of process) and any process agent appointed under any other Finance Document has accepted its appointment.

(c)                                           Other Authorisations   A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrowers accordingly) in connection with the entry into and performance of the transactions contemplated by any Relevant Document or for the validity and enforceability of any Relevant Document.

(d)                                          Financial statements   A copy of the Original Financial Statements of each Borrower and the Guarantor.

(e)                                           Fees   The Fee Letter and evidence that the fees, costs and expenses then due from the Borrowers under Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the relevant Drawdown Date.

(f)                                            “Know your customer” documents   Such documentation and other evidence as is reasonably requested by the Agent in order for the Lenders to comply with all necessary “know your customer” or similar identification procedures in relation to the transactions contemplated in the Finance Documents.

(g)                                           Group Structure Chart   A chart showing the structure of the Group.

Part II
Conditions Subsequent

1                                                  Evidence of Borrower’s title   Certificate of ownership and encumbrance (or equivalent) issued by the Registrar of Ships (or equivalent official) of the Vessel’s current flag confirming that (a) the Mortgage has been registered with first priority against the Vessel and (b) there are no further Encumbrances registered against the Vessel.

2                                                  Letters of undertaking   Letters of undertaking in respect of the Insurances as required by the Security Documents together with copies of the relevant policies or cover notes or entry certificates duly endorsed with the interest of the Finance Parties.

3                                                  Acknowledgements of notices   Acknowledgements of all notices of assignment and/or charge given pursuant to any Security Documents received by the Agent pursuant to Part I of this Schedule 2.

4                                                  Legal opinions   Such of the legal opinions specified in Part I of this Schedule 2 as have not already been provided to the Agent.

5                                                  Companies Act registrations   Evidence that the prescribed particulars of any Security Documents received by the Agent pursuant to Part I of this Schedule 2 have been delivered to any relevant Registry of Companies/Corporations within the statutory time limit.

6                                                  Master’s receipt   The master’s receipt for the Mortgage (if applicable).

Part III
Conditions precedent in respect of an Increase Request

1                                                  Additional Borrowers

(a)                                          Constitutional documents   Copies of the constitutional documents of each Additional Borrower together with such other evidence as the Agent may reasonably require that each Additional Borrower is duly incorporated in its country of incorporation and remains in existence with power to enter into, and perform its obligations under, the Relevant Documents to which it is or is to become a party, and a bringdown certificate for each Security Party in respect of each of the documents provided by that Security Party pursuant to paragraph 1, Part I of Schedule 2.

(b)                                          Certificates of good standing   A certificate of good standing in respect of each Additional Borrower (if such a certificate can be obtained).

(c)                                           Board resolutions   A copy of a resolution of the board of directors of each Additional Borrower:

(ii)                                           approving the terms of, and the transactions contemplated by, the Relevant Documents to which it is a party and resolving that it execute those Relevant Documents; and

(iii)                                        authorising a specified person or persons to execute those Relevant Documents (and all documents and notices to be signed and/or dispatched under those documents) on its behalf.

(d)                                          Specimen signatures and copy passports   A specimen of the signature and a copy of the passport, together with proof of address, of each person who executes the Finance Documents pursuant to the resolutions referred to in (c).

(e)                                           Officer’s certificates   An original certificate of a duly authorised officer of each Additional Borrower:

(i)                                              certifying that each copy document relating to it specified in this Part III of Schedule 2 is correct, complete and in full force and effect;

(ii)                                           setting out the names of the directors, officers and shareholders of that Additional Borrower and the proportion of shares held by each shareholder; and

(iii)                                        confirming that borrowing or guaranteeing or securing, as appropriate, the Loan would not cause any borrowing, guarantee, security or similar limit binding on that Additional Borrower to be exceeded.

(f)                                            Evidence of registration   Where such registration is required or permitted under the laws of the relevant jurisdiction, evidence that the names of the directors, officers and shareholders of each Additional Borrower are duly registered in the companies registry or other registry in the country of incorporation of that Additional Borrower.

(g)                                           Powers of attorney   The original notarially attested and legalised power of attorney of each Additional Borrower under which the Relevant Documents to which it is or is to become a party are to be executed or transactions undertaken by that Additional Borrower.

2                                                  Security and related documents

(a)                                          Vessel documents   Photocopies of:

(i)                                              any charterparty or other contract of employment of the Vessel which will be in force on the Drawdown Date including, without limitation, any Charter;

(ii)                                           the on hire certificate pursuant to the relevant Charter (if the  relevant Charter is a time charter) or the protocol of delivery and acceptance evidencing the unconditional physical delivery of the Vessel by the Additional Borrower to the relevant charterer pursuant to the relevant Charter (if the relevant Charter is a bareboat charter);

(iii)                                        the Management Agreements;

(iv)                                       the Vessel’s current Safety Construction, Safety Equipment, Safety Radio and Load Line Certificates;

(v)                                          evidence of the Vessel’s current Certificate of Financial Responsibility issued pursuant to the United States Oil Pollution Act 1990;

(vi)                                       the Vessel’s current SMC;

(vii)                                    the ISM Company’s current DOC;

(viii)                                 the Vessel’s current ISSC;

(ix)                                       the Vessel’s current IAPPC;

(x)                                          the Vessel’s current Tonnage Certificate;

in each case together with all addenda, amendments or supplements.

(b)                                          Evidence of Additional Borrower’s title   Certificate of ownership and encumbrance (or equivalent) issued by the Registrar of Ships (or equivalent official) of the Vessel’s current flag confirming that the Vessel is owned by the Additional Borrower and is free of registered Encumbrances.

(c)                                           Registration of Mortgage   Evidence that on the Drawdown Date the Mortgage will be capable of being registered against the Vessel with first priority.

(d)                                          Evidence of insurance   Evidence that the Vessel is insured in the manner required by the Security Documents and that letters of undertaking will be issued in the manner required by the Security Documents, together with (if required by the Agent) the written approval of the Insurances by an insurance adviser appointed by the Agent.

(e)                                           Confirmation of class   A Certificate of Confirmation of Class for hull and machinery confirming that the Vessel is classed with the highest class applicable to vessels of her type with Lloyd’s Register or such other classification society as may be acceptable to the Agent free of recommendations affecting class.

(f)                                            Inspection report   An inspection report confirming that the condition of the Vessel is in all respects acceptable to the Agent.

(g)                                           Valuation   Two valuations of the Vessel (dated not earlier than 30 days before the relevant Increase Date from 2 Approved Shipbrokers, addressed to the Agent and certifying the Market Value for the Vessel, in form and substance acceptable to the Agent.

(h)                                          Security Documents   The Mortgage and the Assignments in respect of the Vessel, the Guarantor Confirmation, the Account Security Deed, the Share Charges and a deed of confirmation in respect of the Loan Agreement and other Finance Documents, together with all other documents required by any of them, including, without limitation, (i) all notices of assignment and/or charge and evidence that those notices will be duly acknowledged by the recipients and (ii) all share certificates, certified copy share registers or registers of members, transfer forms, proxy forms, letters of resignation and letters of undertaking.

(i)                                              Mandates   Such duly signed forms of mandate, and/or other evidence of the opening of the Accounts, as the Security Agent may require.

(j)                                             Managers’ Undertakings   The Managers’ Undertakings.

(k)                                          No disputes   The written confirmation of the Additional Borrowers that there is no dispute under any of the Relevant Documents as between the parties to any such document.

(l)                                              Account Holder’s confirmation   The written confirmation of the Account Holder that the Accounts have been opened with the Account Holder and to its actual knowledge are free from Encumbrances other than as created by or pursuant to the Security

Documents and rights of set off in favour of the Account Holder as account holder.

(m)                                      Other Relevant Documents   Copies of each of the Relevant Documents not otherwise comprised in the documents listed in this Part III of Schedule 2.

3                                                  Legal opinions

The following legal opinions, each addressed to the Agent, the Security Agent and the Lenders and capable of being relied upon by any persons who become Lenders pursuant to the primary syndication of the Loan or confirmation satisfactory to the Agent that such opinions will be given:

(a)                                          a legal opinion of Stephenson Harwood LLP, legal advisers to the Agent as to English law substantially in the form distributed to the Lenders prior to signing this Agreement; and

(b)                                          a legal opinion of legal advisers to the Agent in respect of the jurisdiction of the Additional Borrower and flag of the Vessel owned by such Additional Borrower.

4                                                  Other documents and evidence

(a)                                          Drawdown Request   A duly completed Drawdown Request.

(b)                                          Process agent   Evidence that any process agent referred to in Clause 40.2 (Service of process) and any process agent appointed under any other Finance Document has accepted its appointment.

(c)                                           Other Authorisations   A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Additional Borrowers accordingly) in connection with the entry into and performance of the transactions contemplated by any Relevant Document or for the validity and enforceability of any Relevant Document.

(d)                                          Financial statements   A copy of the Original Financial Statements of each Additional Borrower.

(e)                                           Fees   The Fee Letter and evidence that the fees, costs and expenses then due from the Additional Borrowers under Clause 11 (Fees) and Clause 16 (Costs and Expenses) have been paid or will be paid by the relevant Drawdown Date.

(f)                                            “Know your customer” documents   Such documentation and other evidence as is reasonably requested by the Agent in order for the Lenders to comply with all necessary “know your customer” or similar identification procedures in relation to the transactions contemplated in the Finance Documents.

(g)                                           Group Structure Chart   A chart showing the structure of the Group.

Part IV
Conditions subsequent in respect of an Increase Request

1                                                  Evidence of Additional Borrower’s title   Certificate of ownership and encumbrance (or equivalent) issued by the Registrar of Ships (or equivalent official) of the Vessel’s current flag confirming that (a) the Mortgage has been registered with first priority against the Vessel and (b) there are no further Encumbrances registered against the Vessel.

2                                                  Letters of undertaking   Letters of undertaking in respect of the Insurances as required by the Security Documents together with copies of the relevant policies or cover notes or entry certificates duly endorsed with the interest of the Finance Parties.

3                                                  Acknowledgements of notices   Acknowledgements of all notices of assignment and/or charge given pursuant to any Security Documents received by the Agent pursuant to Part IV of this Schedule 2.

4                                                  Legal opinions   Such of the legal opinions specified in Part IV of this Schedule 2 as have not already been provided to the Agent.

5                                                  Companies Act registrations   Evidence that the prescribed particulars of any Security Documents received by the Agent pursuant to Part IV of this Schedule 2 have been delivered to any relevant Registry of Companies/Corporations within the statutory time limit.

6                                                  Master’s receipt   The master’s receipt for the Mortgage (if applicable).

Schedule 3
Drawdown Request

From:               [Borrowers]

To:                             [Agent]

Dated:

Dear Sirs

[Borrowers] — [                  ] Loan Agreement dated [                   ] 2015 (the “Agreement”)

1                                                  We refer to the Agreement.  This is a Drawdown Request. Terms defined in the Agreement have the same meaning in this Drawdown Request unless given a different meaning in this Drawdown Request.

2                                                  We wish to make a Drawing on the following terms:

Proposed Drawdown Date:	[ ] (or, if that is not a Business Day, the next Business Day)

Currency of Drawing:	[ ]

Amount:	[ ]

Interest Period:	[ ]

[Vessel:	[ ]]

3                                                  We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Drawdown Request.

4                                                  The proceeds of the Drawing shall be used in or towards financing or refinancing payment of the purchase price of the above vessel or for working capital purposes.

5                                                  This Drawdown Request is irrevocable.

Yours faithfully

authorised signatory for
[names of Borrowers]

Schedule 4
Form of Increase Confirmation

To:                                      [        ] as Agent and [           ] as Borrowers, for and on behalf of each Security Party

From:                        [the Increase Lender] (the “Increase Lender”)

Dated:

[Borrowers] - [        ] Loan Agreement dated [                     ] 2015 (the “Loan Agreement”)

1                                                           We refer to the Loan Agreement.  This is an Increase Confirmation.  This agreement (the “Agreement”) shall take effect as an Increase Confirmation for the purpose of the Loan Agreement.  Terms defined in the Loan Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2                                                           We refer to Clause 2.2 (Increase) of the Loan Agreement. The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the Schedule (the “Relevant Commitment”) as if it was an Original Lender under the Loan Agreement.

3                                                           The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the “Increase Date”) is [           ].

4                                                           On the Increase Date the Increase Lender becomes Party to the relevant Finance Documents as a Lender.

5                                                           The Facility Office and address, fax number and attention details for notices of the Increase Lender for the purposes of Clause 30.2 (Addresses) are set out in the Schedule.

6                                                           The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations set out in Clause 2.2.11 (Increase).

[7/8]                                        This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

[8/9]                                        This Agreement [and any non-contractual obligations arising out of or in connection with it] [is/are](i) governed by English law.

[9/10]                                 This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note:      The execution of this Increase Confirmation may not be sufficient for the Increase Lender to obtain the benefit of the Security Documents in all jurisdictions.  It is the responsibility of the Increase Lender to ascertain whether any other documents or other formalities are required to obtain the benefit of the Security

(i)  This clause should follow the approach adopted as regards non-contractual obligations in Clause 39 (Governing Law).  This should be done (and this footnote deleted) before the Agreement is signed.

Documents in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

Schedule 5
Form of Transfer Certificate

To:          [                               ] as Agent

From:                        [The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:

[Borrowers] — [                  ] Loan Agreement dated [                   ] 2015 (the “Loan Agreement”)

1                                                  We refer to the Loan Agreement.  This agreement (the “Agreement”) shall take effect as a Transfer Certificate for the purposes of the Loan Agreement.  Terms defined in the Loan Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2                                                  We refer to Clause 23.5 (Procedure for transfer) of the Loan Agreement:

(a)                                          The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation and in accordance with Clause 23.5 (Procedure for transfer) all of the Existing Lender’s rights and obligations under the Loan Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment(s) and participations in the Loan under the Loan Agreement as specified in the Schedule.

(b)                                          The proposed Transfer Date is [                                   ].

(c)                                           The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 30.2 (Addresses) are set out in the Schedule.

3                                                  The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in Clause 23.4.1(c) (Limitation of responsibility of Existing Lenders).

[4/5]                               This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

[5/6]                               This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

[6/7]                               This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note:                  The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender’s interest in any Encumbrance created or expressed to be created or evidenced by the Security Documents in all jurisdictions.  It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

The Schedule

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]

By:	By:

This Agreement is accepted as a Transfer Certificate for the purposes of the Loan Agreement by the Agent and the Transfer Date is confirmed as [                         ].

[Agent]

By:

Schedule 6
Form of Assignment Agreement

To:                                      [        ] as Agent and [           ] as Borrowers, for and on behalf of each Security Party

From:                        [the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:

[Borrowers] - [        ] Loan Agreement dated [                     ] 2015 (the “Loan Agreement”)

1                                                           We refer to the Loan Agreement.  This is an Assignment Agreement.  This agreement (the “Agreement”) shall take effect as an Assignment Agreement for the purpose of the Loan Agreement.  Terms defined in the Loan Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2                                                           We refer to Clause 23.6 (Procedure for assignment) of the Loan Agreement:

(a)                                The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Loan Agreement, the other Finance Documents and in respect of any Encumbrance created or expressed to be created or evidenced by the Security Documents which correspond to that portion of the Existing Lender’s Commitment(s) and participations in the Loan under the Loan Agreement as specified in the Schedule.

(b)                                The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitment(s) and participations in the Loan under the Loan Agreement specified in the Schedule.

(c)                                 The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b).

3                                                           The proposed Transfer Date is [      ].

4                                                           On the Transfer Date the New Lender becomes Party to the relevant Finance Documents as a Lender.

5                                                           The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 30.2 (Addresses) are set out in the Schedule.

6                                                           The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in Clause 23.4.3 (Limitation of responsibility of Existing Lenders).

[7/8]                                        This Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 23.7 (Copy of Transfer Certificate or Assignment Agreement to Borrowers), to the Borrowers (on behalf of each Security Party) of the assignment referred to in this Agreement.

[8/9]                                        This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

[9/10]                                 This Agreement [and any non-contractual obligations arising out of or in connection with it] [is/are](ii) governed by English law.

[10/11]                          This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note:                                    The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender’s interest in any Encumbrance created or expressed to be created or evidenced by the Security Documents in all jurisdictions.  It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

(ii)  This clause should follow the approach adopted as regards non-contractual obligations in Clause 39 (Governing Law).  This should be done (and this footnote deleted) before the Agreement is signed.

The Schedule

Commitment/rights and obligations to be transferred by assignment, release and accession

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Agreement is accepted as an Assignment Agreement for the purposes of the Loan Agreement by the Agent and the Transfer Date is confirmed as [                    ].

Signature of this Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to in this Agreement, which notice the Agent receives on behalf of each Finance Party.

[Agent]

By:

Schedule 7
Form of Accession Deed

To:                                      ABN AMRO Capital USA LLC as Agent and ABN AMRO Capital USA LLC as Security Agent for itself and each of the other Finance Parties

From:        [Borrowers]

Dated:

Dear Sirs

[Borrowers] — Loan Agreement dated [                   ] 2015 (the “Agreement”)

1                                                  We refer to the Agreement.  This deed (the “Accession Deed”) shall take effect as an Accession Deed for the purposes of the Agreement.  Terms defined in the Agreement have the same meaning in paragraphs 1-[3][4] of this Accession Deed unless given a different meaning in this Accession Deed.

2                                                  [Member of the Group] agrees to become an Additional Borrower and to be bound by the terms of the Agreement and the other Finance Documents as an Additional Borrower pursuant to Clause 24.2 (Additional Borrowers) of the Agreement.  [Member of the Group] is a company duly incorporated under the laws of [name of relevant jurisdiction] and is a limited liability company and registered number [                   ].

3                                                  [Each Borrower confirms that no Default is continuing or would occur as a result of [Member of the Group] becoming an Additional Borrower.]

[3][4]                           [Member of the Group’s] administrative details for the purposes of the Agreement are as follows:

Address:

Fax No.:

Attention:

This Accession Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

This Accession Deed has been signed on behalf of the Borrowers and executed as a deed by [Member of the Group] and is delivered on the date stated above.

[Member of the Group]

[Executed as a Deed	)
By: [Member of the Group]	)

Director

Director/Secretary]

or

[Executed as a Deed

By: [Member of the Group]

Signature of Director

Name of Director
in the presence of
Signature of witness

Name of witness

Address of witness

Occupation of witness]

The Borrowers

By:

Schedule 8
Form of Compliance Certificate

To:                             [Agent]

From:               [Borrower][Guarantor]

Dated:

Dear Sirs

[Borrowers] — [                  ] Loan Agreement dated [                   ] 2015 (the “Agreement”)

1                                                  We refer to the Agreement.  This is a Compliance Certificate.  Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2                                                  We confirm that:  [Insert details of covenants to be certified]

3                                                  [We confirm that no Default is continuing.]*

Signed:

	Director	Director

	of	of

	[Borrower] [Guarantor]	[Borrower] [Guarantor]

[insert applicable certification language]**

[
for and on behalf of
[name of auditors of the Borrower]]

* If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

Signatures

The Original Borrowers

Genco Commodus Limited	)
By: Apostolos Zafolias	)
)
Address: c/o Genco Shipping & Trading	)	/s/ Apostolos Zafolias
Limited))
299 Park Avenue, 12th Floor, New York,	)
NY 10171)
Fax no.: +1 646 443 8555)
Email: john.wobensmith@gencoshipping.com	)
Department/Officer: John Wobensmith	)

Genco Maximus Limited	)
By: Apostolos Zafolias	)
)
Address: c/o Genco Shipping & Trading	)	/s/ Apostolos Zafolias
Limited))
299 Park Avenue, 12th Floor, New York,	)
NY 10171)
Fax no.: +1 646 443 8555)
Email: john.wobensmith@gencoshipping.com	)
Department/Officer: John Wobensmith	)

Genco Claudius Limited	)
By: Apostolos Zafolias	)
)
Address: c/o Genco Shipping & Trading	)	/s/ Apostolos Zafolias
Limited))
299 Park Avenue, 12th Floor, New York,	)
NY 10171)
Fax no.: +1 646 443 8555)
Email: john.wobensmith@gencoshipping.com	)
Department/Officer: John Wobensmith	)

Genco Hunter Limited	)
By: Apostolos Zafolias	)
)
Address: c/o Genco Shipping & Trading	)	/s/ Apostolos Zafolias
Limited))
299 Park Avenue, 12th Floor, New York,	)
NY 10171)
Fax no.: +1 646 443 8555)
Email: john.wobensmith@gencoshipping.com	)
Department/Officer: John Wobensmith	)

Genco Warrior Limited	)
By: Apostolos Zafolias	)
)
Address: c/o Genco Shipping & Trading	)	/s/ Apostolos Zafolias
Limited))
299 Park Avenue, 12th Floor, New York,	)
NY 10171)
Fax no.: +1 646 443 8555)
Email: john.wobensmith@gencoshipping.com	)
Department/Officer: John Wobensmith	)

The Arranger

ABN AMRO Capital USA LLC	)
By: Sarah Yeowart	)
Attorney-in-fact	)
Address: 100 Park Avenue, 17th Floor,	)	/s/ Sarah Yeowart
New York, New York 10017)
Fax no.: +1 917 284 6697)
Email:	)
AABUS_NY_AGENCY@ABNAMRO.COM	)
Department/Officer: Wudasse Zaudou /	)
Ryan Masajo	)

The Agent

ABN AMRO Capital USA LLC	)
By: Sarah Yeowart	)
Attorney-in-fact	)
Address: 100 Park Avenue, 17th Floor,	)	/s/ Sarah Yeowart
New York, New York 10017)
Fax no.: +1 917 284 6697)
Email:	)
AABUS_NY_AGENCY@ABNAMRO.COM	)
Department/Officer: Wudasse Zaudou /	)
Ryan Masajo	)

The Security Agent

ABN AMRO Capital USA LLC	)
By: Sarah Yeowart	)
Attorney-in-fact	)
Address: 100 Park Avenue, 17th Floor,	)	/s/ Sarah Yeowart
New York, New York 10017)
Fax no.: +1 917 284 6697)
Email:	)
AABUS_NY_AGENCY@ABNAMRO.COM	)
Department/Officer: Wudasse Zaudou /	)
Ryan Masajo	)

The Original Lenders

ABN AMRO Capital USA LLC	)
By: Sarah Yeowart	)	/s/ Sarah Yeowart
Attorney-in-fact